EXHIBIT 99.1

                    INDEX TO HISTORICAL FINANCIAL STATEMENTS

                                                                    PAGE
                                                                   ------
  AAA HOMES GROUP
     Report of Independent Public Accountants....................    F-2
     Combined Balance Sheets.....................................    F-3
     Combined Statements of Operations...........................    F-4
     Combined Statements of Shareholders' Equity.................    F-5
     Combined Statements of Cash Flows...........................    F-6
     Notes to Combined Financial Statements......................    F-7

  MCDONALD MOBILE HOMES, INC.
     Report of Independent Public Accountants....................   F-15
     Balance Sheets..............................................   F-16
     Statements of Operations....................................   F-17
     Statements of Shareholders' Equity..........................   F-18
     Statements of Cash Flows....................................   F-19
     Notes to Financial Statements...............................   F-20

  PATRICK HOME CENTER, INC.
     Report of Independent Public Accountants....................   F-26
     Balance Sheets..............................................   F-27
     Statements of Operations....................................   F-28
     Statements of Shareholders' Equity..........................   F-29
     Statements of Cash Flows....................................   F-30
     Notes to Financial Statements...............................   F-31

  MOBILE WORLD GROUP
     Report of Independent Public Accountants....................   F-38
     Combined Balance Sheets.....................................   F-39
     Combined Statements of Operations...........................   F-40
     Combined Statements of Shareholder's Equity.................   F-41
     Combined Statements of Cash Flows...........................   F-42
     Notes to Combined Financial Statements......................   F-43

  FIRST AMERICAN HOMES GROUP
     Report of Independent Public Accountants....................   F-49
     Combined Balance Sheets.....................................   F-50
     Combined Statements of Operations...........................   F-51
     Combined Statements of Shareholders' Equity.................   F-52
     Combined Statements of Cash Flows...........................   F-53
     Notes to Combined Financial Statements......................   F-54

  COOPER'S MOBILE HOMES GROUP
     Report of Independent Public Accountants....................   F-61
     Combined Balance Sheets.....................................   F-62
     Combined Statements of Operations...........................   F-63
     Combined Statements of Shareholders' Equity.................   F-64
     Combined Statements of Cash Flows...........................   F-65
     Notes to Combined Financial Statements......................   F-66

  HOME FOLKS HOUSING CENTER, INC.                                   PAGE
                                                                   ------
     Report of Independent Public Accountants....................   F-74
     Balance Sheets..............................................   F-75
     Statements of Operations....................................   F-76
     Statements of Shareholder's Equity..........................   F-77
     Statements of Cash Flows....................................   F-78
     Notes to Financial Statements...............................   F-79

  WILLMAX HOMES OF COLORADO LLC
     Report of Independent Public Accountants....................   F-84
     Balance Sheets..............................................   F-85
     Statements of Operations....................................   F-86
     Statements of Members' Equity...............................   F-87
     Statements of Cash Flows....................................   F-88
     Notes to Financial Statements...............................   F-89

                             F-1(a)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AAA Homes Group:

     We have audited the accompanying combined balance sheets of AAA Homes Group, (the Group) as defined in Note 1 to the financial statements, as of December 31, 1995 and 1996 and September 30, 1997, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1995 and 1996 and September 30, 1997, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
October 28, 1997

                                AAA HOMES GROUP
                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------   --------------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     889  $     814      $    707
     Accounts receivable................        867      1,398         1,902
     Related-party receivable...........         48         80            25
     Inventories........................      6,880      9,248         9,599
                                          ---------  ---------   --------------
          Total current assets..........      8,684     11,540        12,233
PROPERTY AND EQUIPMENT, net.............        859      1,106         1,422
OTHER ASSETS, net.......................        289        396           421
                                          ---------  ---------   --------------
          Total assets..................  $   9,832  $  13,042      $ 14,076
                                          =========  =========   ==============
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses.........................  $   1,439  $   1,682      $  1,673
     Related-party payable..............     --             49       --
     Floor plan payable.................      6,995      9,002         8,859
     Current maturities of long-term
       debt.............................         58        108           195
     Deferred tax liability.............         27         26           131
                                          ---------  ---------   --------------
          Total current liabilities.....      8,519     10,867        10,858
LONG-TERM DEBT, net of current
  maturities............................        113         32           252
DEFERRED TAX LIABILITY..................         61        132           142
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 105,000
       shares authorized,
       68,000 issued and 36,500
       outstanding......................         68         68            68
     Retained earnings..................      1,151      2,023         2,786
     Partners' capital..................     --         --                50
     Treasury stock, 31,500 shares, at
       cost.............................        (80)       (80)          (80)
                                          ---------  ---------   --------------
          Total shareholders' equity....      1,139      2,011         2,824
                                          ---------  ---------   --------------
          Total liabilities and
             shareholders' equity.......  $   9,832  $  13,042      $ 14,076
                                          =========  =========   ==============

    The accompanying notes are an integral part of these combined financial statements.

                                AAA HOMES GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               NINE MONTHS
                                              YEAR ENDED DECEMBER 31        ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                           (UNAUDITED)
REVENUE:
     Home sales.........................  $  20,159  $  27,166  $  38,584  $  30,692  $  28,562
     Other revenue......................        306        385        612        415      1,084
                                          ---------  ---------  ---------  ---------  ---------
          Total revenue.................     20,465     27,551     39,196     31,107     29,646
COST OF SALES...........................     16,113     21,604     30,543     24,484     22,648
                                          ---------  ---------  ---------  ---------  ---------
          Gross profit..................      4,352      5,947      8,653      6,623      6,998
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      3,370      4,465      6,272      4,589      5,275
                                          ---------  ---------  ---------  ---------  ---------
          Income from operations........        982      1,482      2,381      2,034      1,723
OTHER INCOME (EXPENSE):
     Interest expense, net..............       (464)      (679)      (994)      (788)      (611)
     Other income, net..................         82         52         44         (7)        54
                                          ---------  ---------  ---------  ---------  ---------
          Income before income taxes....        600        855      1,431      1,239      1,166
PROVISION FOR INCOME TAXES..............        236        337        559        483        403
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME..............................  $     364  $     518  $     872  $     756  $     763
                                          =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                                AAA HOMES GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                               TREASURY
                                           COMMON    RETAINED     PARTNERS'     STOCK,
                                           STOCK     EARNINGS      CAPITAL     AT COST      TOTAL
                                           ------    ---------    ---------    --------   ---------
BALANCE, December 31, 1993..............   $  68      $   269       $--         $  (80)   $     257
     Net income.........................    --            364       --           --             364
                                           ------    ---------    ---------    --------   ---------
BALANCE, December 31, 1994..............      68          633       --             (80)         621
     Net income.........................    --            518       --           --             518
                                           ------    ---------    ---------    --------   ---------
BALANCE, December 31, 1995..............      68        1,151       --             (80)       1,139
     Net income.........................    --            872       --           --             872
                                           ------    ---------    ---------    --------   ---------
BALANCE, December 31, 1996..............      68        2,023       --             (80)       2,011
     Net income.........................    --            763       --           --             763
     Capital contributions..............    --          --             50        --              50
                                           ------    ---------    ---------    --------   ---------
BALANCE, September 30, 1997.............   $  68      $ 2,786       $  50       $  (80)   $   2,824
                                           ======    =========    =========    ========   =========

    The accompanying notes are an integral part of these combined financial statements.

                                AAA HOMES GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               NINE MONTHS
                                              YEAR ENDED DECEMBER 31        ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $     364  $     518  $     872  $     756  $     763
  Adjustments to reconcile net income to
     net cash provided by operating
     activities --
       Depreciation and amortization....         25         60        151        113        111
       Gain on sale of assets...........        (29)    --         --         --         --
       Deferred income tax provision....          6         36         70         52        115
       Changes in assets and
          liabilities --
          Accounts receivable, net......        (25)      (377)      (531)      (530)      (504)
          Related-party receivable......        (13)       (34)       (32)        48         55
          Inventories...................       (637)    (2,459)    (2,105)    (2,279)     2,705
          Other assets, net.............         41        (41)       (22)       147         28
          Accounts payable and accrued
             expenses...................        234        400        243        429         (9)
          Related-party payables........     --         --             49          2        (49)
          Floor plan payable............        678      2,712      1,744      1,948     (3,147)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  operating
                  activities............        644        815        439        686         68
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...        (58)      (616)      (357)      (230)      (241)
  Proceeds from sale of equipment.......         88          2          4          4         88
  Purchases of manufactured home
     operations.........................        (40)    --           (130)      (130)      (204)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash used in
                  investing
                  activities............        (10)      (614)      (483)      (356)      (357)
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Payments on) Proceeds from long-term
     debt...............................       (103)       (45)       (31)       (63)       132
  Capital contributions.................          5     --         --         --             50
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities............        (98)       (45)       (31)       (63)       182
                                          ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................        536        156        (75)       267       (107)
CASH AND CASH EQUIVALENTS, beginning
  of period.............................        197        733        889        889        814
                                          ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period................................  $     733  $     889  $     814  $   1,156  $     707
                                          =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the period for --
     Interest...........................  $     423  $     684  $   1,112  $     788  $     645
     Taxes..............................        246        196        337        272        318

    The accompanying notes are an integral part of these combined financial statements.

                                AAA HOMES GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     AAA Homes Group (the Group) includes the financial statements of the following companies under common control and ownership: CSF&T, Inc., d.b.a. AAA Homes (a Mississippi corporation), Fordham Insurance Agency, Inc. (a Mississippi corporation), and AAA Homes LLC (a Louisiana limited liability company). The Group is primarily engaged in the retail sale of new and pre-owned manufactured homes and the sale of the related finance, insurance and service contracts thereon. The Group operates sales centers in Mississippi and Louisiana which have retail agreements with a number of manufacturers.

     In April 1996, the Group acquired the inventory, office building and certain other assets and related rights of Wood Mobile Homes (Wood) located in Mississippi. The aggregate consideration paid for Wood was $130,000 in cash. The accompanying combined balance sheets include allocations of the respective purchase price which resulted in goodwill of $120,000 which is being amortized over 40 years.

     AAA Homes, LLC was formed in November 1996 by the shareholders of CSF&T, Inc., and commenced operations with the purchase of three Louisiana sales centers acquired from Basset Homes, Inc. (Basset) in April 1997. The aggregate consideration paid for Basset was $204,000 in cash and $175,000 in notes payable to the seller. The accompanying combined balance sheets as of September 30, 1997, include allocations of the respective purchase price which resulted in goodwill of $66,040 which is being amortized over 40 years.

     The Group's owners entered into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all of the ownership interests of the Group will be exchanged for cash and shares of HomeUSA's common stock concurrently with the consummation of an initial public offering (the IPO) of the common stock of HomeUSA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods which the companies were under common control. All significant intercompany transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements for the nine months ended September 30, 1996, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements have been included. The Group's operations are subject to different seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Group considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and setup and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Group's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales exclude any sales and use taxes collected.

     The Group receives an agent's commission on insurance policies issued by unrelated insurance companies. Insurance commissions are recognized in other revenue at the time the policies are written.

     The Group arranges financing for customers through various institutions for which the Group receives certain financing fees which are recognized in other revenue along with the sale of the related home.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery.

  GOODWILL

     Goodwill represents the excess of the consideration paid over the fair market value of assets acquired and is being amortized on the straight-line method over 40 years. Accumulated amortization totaled approximately $10,000, $19,000, $34,000 and $47,000 for the years ended December 31, 1994, 1995 and
1996 and for the nine months ended September 30, 1997, respectively.

  INCOME TAXES

     The Group accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     AAA Homes, LLC (AAA), as a limited liability company is taxed as a partnership for federal and state income tax purposes, as such, in lieu of corporate income taxes, the shareholders separately account for AAA's items of income, deductions, losses and credits on their individual income tax returns based on their respective ownership interests. The financial statements do not include a provision for income taxes for AAA.

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  SHAREHOLDERS' EQUITY

     Shareholders' equity of the Group includes the following shares of common stock which were issued and outstanding at December 31, 1996 and September 30, 1997: 63,000 shares of common stock issued and 31,500 shares outstanding at $1 par value for CSF&T, Inc. and 5,000 shares of common stock issued and outstanding at $1 par value for Fordham Insurance Agency, Inc.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Group's financial instruments consist primarily of floor plan payables, accounts receivable and long-term debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

  MAJOR SUPPLIERS

     The Group purchases 78 percent of its homes through a retail agreement with a primary supplier at the prevailing prices charged by the manufacturers. Pursuant to this agreement, the Group received volume rebates on inventory purchases. The Group's sales volume could be adversely affected by the manufacturers' inability to supply the sales centers with an adequate supply of homes.

     The retail agreements between the sales centers and the manufacturers contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates. Retail agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity.

  NEW ACCOUNTING PRONOUNCEMENT

     SFAS No. 125, "Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Group will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                            ESTIMATED         DECEMBER 31
                                           USEFUL LIVES   --------------------   SEPTEMBER 30,
                                            (IN YEARS)      1995       1996          1997
                                           ------------   ---------  ---------   -------------
Land....................................                  $     110  $     110      $   110
Buildings...............................         25             375        386          550
Leasehold improvements..................         10             293        497          498
Equipment...............................        5-7             118        184          291
Furniture and fixtures..................          5             159        243          271
                                                          ---------  ---------   -------------
     Total..............................                      1,055      1,420        1,720
Less -- Accumulated depreciation........                       (196)      (314)        (298)
                                                          ---------  ---------   -------------
     Property and equipment, net........                  $     859  $   1,106      $ 1,422
                                                          =========  =========   =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                                              DECEMBER 31
                                                          --------------------   SEPTEMBER 30,
                                                            1995       1996          1997
                                                          ---------  ---------   -------------
Due from manufacturer..................................   $     280  $     452      $   715
Due from finance companies.............................         484        684          912
Other..................................................         103        262          275
                                                          ---------  ---------   -------------
                                                          $     867  $   1,398      $ 1,902
                                                          =========  =========   =============

     Inventories consist of the following (in thousands):

                                                              DECEMBER 31
                                                          --------------------   SEPTEMBER 30,
                                                            1995       1996          1997
                                                          ---------  ---------   -------------
New homes, net of unearned volume rebates..............   $   6,567  $   8,545      $ 8,806
Pre-owned homes........................................         292        629          654
Parts, accessories and other...........................          21         74          139
                                                          ---------  ---------   -------------
                                                          $   6,880  $   9,248      $ 9,599
                                                          =========  =========   =============

     Other assets consist of the following (in thousands):

                                                              DECEMBER 31
                                                          --------------------   SEPTEMBER 30,
                                                            1995       1996          1997
                                                          ---------  ---------   -------------
Note receivable........................................   $     133  $     109      $    76
Goodwill, net..........................................         115        220          274
Other..................................................          41         67           71
                                                          ---------  ---------   -------------
                                                          $     289  $     396      $   421
                                                          =========  =========   =============

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Accounts payable, trade.................  $     601  $     807      $   950
Accrued compensation....................        219        298          180
Other accrued expenses..................        619        577          543
                                          ---------  ---------   -------------
                                          $   1,439  $   1,682      $ 1,673
                                          =========  =========   =============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Group has three primary floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying from 0.75 percent up to 1.75 percent (depending on the length of time the note is outstanding) over the prime rate (9.0 percent to 10.0 percent at December 31, 1996, and 9.25 percent to 10.25 percent at September 30, 1997). The floor plan payable is secured by all of the Group's manufactured home inventory, the related furniture, fixtures and accessories and accounts receivable, and is guaranteed by the shareholders of the Group.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Group must make periodic loan payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Group's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Group experience a material adverse change in its financial position as determined by the lender. The maximum aggregate amount that can be borrowed under the lines of credit is $13.0 million, and the largest balance outstanding during the nine months ended September 30, 1997, was approximately $10.9 million. The average balance outstanding during the nine months ended September 30, 1997, was approximately $9.0 million with a weighted average interest rate paid of 9.3 percent.

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

     Long-term debt consists of the following:

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                                                     (IN THOUSANDS)
Note payable to a bank in monthly
  installments of $908 including
  interest at 8%, final payment of
  $72,000 due October 9, 1997, secured
  by shareholders.......................  $      89  $      75      $    72
Notes payable to individuals in total
  monthly installments of approximately
  $5,000 including interest ranging from
  6% to 10% with annual payments of
  approximately $25,000 including
  interest, due April 10, 1997, secured
  by shareholders.......................         82         30       --
Note payable to a bank accruing interest
  at 8%, principal and accrued interest
  due April 25, 1998, secured by
  shareholders..........................     --             35           30
Notes payable to an individual in total
  monthly installments of $3,689
  including interest at 8% beginning
  July 14, 1997, with annual payments of
  $10,000, $30,000 and final payment of
  $35,000 plus accrued interest at 8%,
  due March 14, 1999, secured by
  shareholders..........................     --         --              159
Note payable to a financial institution,
  monthly payments of $3,605 including
  interest at 9%, due April 2002,
  secured by shareholders...............     --         --              186
                                          ---------  ---------   -------------
                                                171        140          447
Less -- Current portion.................        (58)      (108)        (195)
                                          ---------  ---------   -------------
                                          $     113  $      32      $   252
                                          =========  =========   =============

     AAA Homes has a $50,000 line of credit with a financial institution that is secured by a certificate of deposit. The line of credit expired on November 28, 1996, and there were no amounts outstanding on the line at December 31, 1995.

     The aggregate maturities of long-term debt as of September 30, 1997 are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     102
     1998...............................        128
     1999...............................        108
     2000...............................         43
     2001...............................         39
     Thereafter.........................         27
                                          ---------
                                          $     447
                                          =========

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows (in thousands):

                                       DECEMBER 31             SEPTEMBER 30,
                             -------------------------------   -------------
                               1994       1995       1996          1997
                             ---------  ---------  ---------   -------------
Federal --
     Current...............  $     199  $     260  $     422       $ 248
     Deferred..............          5         31         61         100
                             ---------  ---------  ---------   -------------
                                   204        291        483         348
                             ---------  ---------  ---------   -------------
State --
     Current...............         31         41         67          39
     Deferred..............          1          5          9          16
                             ---------  ---------  ---------   -------------
                                    32         46         76          55
                             ---------  ---------  ---------   -------------
          Total provision..  $     236  $     337  $     559       $ 403
                             =========  =========  =========   =============

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes differs from an amount computed at the statutory rates as follows (in thousands):

                                                    DECEMBER 31
                                          -------------------------------   SEPTEMBER 30,
                                            1994       1995       1996           1997
                                          ---------  ---------  ---------   --------------
Federal income tax at statutory rates...  $     210  $     300  $     501       $  314
State income taxes......................         21         30         50           36
Nondeductible expenses..................          5          7          8            6
Other...................................     --         --         --               47
                                          ---------  ---------  ---------   --------------
                                          $     236  $     337  $     559       $  403
                                          =========  =========  =========   ==============

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1995, 1996 and September 30, 1997 are as follows (in thousands):

                                              DECEMBER 31,
                                          --------------------   SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------   --------------
Deferred tax assets --
     Accrued expenses...................  $      20  $       8       $   13
                                          ---------  ---------   --------------
          Total deferred tax assets.....         20          8           13
                                          ---------  ---------   --------------
Deferred tax liabilities --
     Bases differences in property and
       equipment........................        (38)       (56)         (68)
     Other..............................        (70)      (110)        (218)
                                          ---------  ---------   --------------
          Total deferred tax
             liabilities................       (108)      (166)        (286)
                                          ---------  ---------   --------------
          Net deferred tax liability....  $     (88) $    (158)      $  273)
                                          =========  =========   ==============

7.  RELATED-PARTY TRANSACTIONS:

     The Group owns a 1 percent general partnership interest in a limited partnership (the Partnership). The Partnership leases various facilities, equipment and land under operating leases to the Group. Rental expense on these leases totaled approximately $13,000, $137,000, $153,000 and $170,000 for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1997, respectively. The investment balance in the Partnership at December 31, 1995 and 1996 and September 30, 1997, was de minimus.

     Financing of pre-owned manufactured homes is provided through an affiliate of the Group. The amount of sales that were financed by this affiliate during the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997, were approximately $29,000, $26,000, $30,000, and $4,000 respectively. Amounts due from this affiliate were approximately $27,000 and $57,000 at December 31, 1995 and 1996, respectively. There were no amounts due from this affiliate at September 30, 1997.

     The shareholders of the Group own a majority interest in a limited liability company, which was established in 1996 to enable a retailer to purchase manufactured homes through the Group's exclusive retailing agreement with a manufacturer. Volume rebates received on behalf of this limited liability company are recorded as related-party payables and were approximately $25,000 at September 30, 1997.

8.  COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     The Group leases various facilities, equipment and land under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2001. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

                                AAA HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments for operating leases at September 30, 1997 are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     116
     1998...............................        380
     1999...............................        266
     2000...............................         47
     2001...............................         12
     Thereafter.........................     --
                                          ---------
          Total.........................  $     821
                                          =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $214,000, $338,000, $404,000 and $303,000 for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1997, respectively.

  LITIGATION

     The Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's combined financial position or combined results of operations.

  INSURANCE

     The Group carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Group has not incurred significant claims or losses on any of its insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Group participates in a 401(k) profit-sharing plan (the Plan) with related companies, which covers all employees at least 21 years of age who have completed at least 1,000 hours of services in a 12-month period subsequent to employment. The Plan allows for employee contributions through salary reductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions were $7,000, $10,000, $11,000 and $9,000 for 1994, 1995 and 1996 and the nine months ended September 30, 1997, respectively. The discretionary profit-sharing contributions were $75,000 and $100,000 for 1994 and 1995, respectively, with no contributions made in 1996 or for the nine months ended September 30, 1997.

9.  SUBSEQUENT EVENTS (UNAUDITED):

     On November 21, 1997, HomeUSA purchased all of the issued and outstanding equity securities of the Group, through the issuance of common stock and cash pursuant to a definitive merger agreement dated September 1997. Property and equipment of approximately $170,000, which are included in the combined balance sheet at September 30, 1997, were distributed to the shareholders of the Group.

     Concurrently with the Merger, the Group entered into agreements with the shareholders to lease land, equipment and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  McDonald Mobile Homes, Inc.:

     We have audited the accompanying balance sheets of McDonald Mobile Homes, Inc. as of September 30, 1997, December 31, 1996 and December 31, 1995, and the related statements of operations, shareholders' equity and cash flows for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McDonald Mobile Homes, Inc. as of September 30, 1997, December 31, 1996 and December 31, 1995, and the results of its operations and its cash flows for the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
October 24, 1997

                          MCDONALD MOBILE HOMES, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31
                                       --------------------    SEPTEMBER 30,
                                         1995       1996           1997
                                       ---------  ---------    -------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     645  $     477       $   648
     Accounts receivable.............        924        769         1,252
     Inventories.....................      8,776      8,168         5,826
     Assets held for sale............     --         --                76
     Other current assets............        257        128           264
                                       ---------  ---------    -------------
          Total current assets.......     10,602      9,542         8,066
NOTES RECEIVABLE FROM SHAREHOLDERS...     --            155        --
PROPERTY AND EQUIPMENT, net..........        908        933         1,729
                                       ---------  ---------    -------------
          Total assets...............  $  11,510  $  10,630       $ 9,795
                                       =========  =========    =============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $   1,211  $     892       $ 1,074
     Floor plan payable..............      8,094      6,995         5,234
     Current maturities of long-term
       debt..........................        165        198           251
     Deferred tax liability..........        388        268           227
                                       ---------  ---------    -------------
          Total current
             liabilities.............      9,858      8,353         6,786
LONG-TERM DEBT, net of current
  maturities.........................        241        199           551
DEFERRED TAX LIABILITY...............         50         22            61
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $.50 par value,
       100,000 shares authorized and
       74,773 shares issued and
       outstanding in 1996 and
       September 30, 1997 and $1 par
       value 50,000 shares
       authorized, and 25,000 shares
       issued and outstanding in
       1995..........................         25         37            37
     Less -- Treasury stock, at
       cost..........................     --         --              (152)
     Additional paid-in capital......     --            154           164
     Retained earnings...............      1,336      1,865         2,348
                                       ---------  ---------    -------------
          Total shareholders'
             equity..................      1,361      2,056         2,397
                                       ---------  ---------    -------------
          Total liabilities and
             shareholders' equity....  $  11,510  $  10,630       $ 9,795
                                       =========  =========    =============

   The accompanying notes are an integral part of these financial statements.

                          MCDONALD MOBILE HOMES, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                            NINE MONTHS
                                           YEAR ENDED DECEMBER 31       ENDED SEPTEMBER 30,
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                        (UNAUDITED)
REVENUE:
     Home sales......................  $  20,480  $  30,626  $  29,451  $  22,731  $  22,217
     Other revenue...................        193        236        396        284        559
                                       ---------  ---------  ---------  ---------  ---------
          Total revenue..............     20,673     30,862     29,847     23,015     22,776
COST OF SALES........................     16,819     25,214     24,329     18,483     18,220
                                       ---------  ---------  ---------  ---------  ---------
          Gross profit...............      3,854      5,648      5,518      4,532      4,556
SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES........................      2,724      4,206      3,925      2,835      3,209
                                       ---------  ---------  ---------  ---------  ---------
          Income from operations.....      1,130      1,442      1,593      1,697      1,347
OTHER INCOME (EXPENSE):
     Interest expense, net...........       (422)      (824)      (808)      (585)      (577)
     Other income, net...............        101         59         58         17         49
                                       ---------  ---------  ---------  ---------  ---------
          Income before income
             taxes...................        809        677        843      1,129        819
PROVISION FOR INCOME TAXES...........        302        253        314        418        336
                                       ---------  ---------  ---------  ---------  ---------
NET INCOME...........................  $     507  $     424  $     529  $     711  $     483
                                       =========  =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                          MCDONALD MOBILE HOMES, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                  ADDITIONAL    TREASURY
                                        COMMON     PAID-IN       STOCK,     RETAINED
                                        STOCK      CAPITAL      AT COST     EARNINGS     TOTAL
                                        ------    ----------    --------    --------   ---------
BALANCE AT DECEMBER 31, 1993.........   $  25       $--          $--         $  405    $     430
     Net income......................    --          --           --            507          507
                                        ------    ----------    --------    --------   ---------
BALANCE AT DECEMBER 31, 1994.........      25        --           --            912          937
     Net income......................    --          --           --            424          424
                                        ------    ----------    --------    --------   ---------
BALANCE AT DECEMBER 31, 1995.........      25        --           --          1,336        1,361
     Net income......................    --          --           --            529          529
     Exercise of stock options.......      35          (10)       --          --              25
     Adjustment of par value.........     (30)          30        --          --          --
     Issuance of common stock........       7          134        --          --             141
                                        ------    ----------    --------    --------   ---------
BALANCE AT DECEMBER 31, 1996.........      37          154        --          1,865        2,056
     Net income......................    --          --           --            483          483
     Repurchase of common stock......    --             10         (152)      --            (142)
                                        ------    ----------    --------    --------   ---------
BALANCE AT SEPTEMBER 30, 1997........   $  37       $  164       $ (152)     $2,348    $   2,397
                                        ======    ==========    ========    ========   =========

   The accompanying notes are an integral part of these financial statements.

                          MCDONALD MOBILE HOMES, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                 DECEMBER 31                SEPTEMBER 30
                                       -------------------------------  --------------------
                                         1994       1995       1996       1996       1997
                                       ---------  ---------  ---------  ---------  ---------
                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................  $     507  $     424  $     529  $     711  $     483
Adjustments to reconcile net income
  to cash provided by (used in)
  operating activities --
     Depreciation....................         40         65         77         58         73
     Deferred income tax provision...        199        149       (148)      (111)        (2)
     Noncash compensation on stock
       issuance......................     --         --             11         11     --
     Changes in operating assets and
       liabilities --
     Accounts receivable.............       (257)      (189)       155         55       (483)
     Inventories.....................     (1,858)    (3,649)       608      1,038      1,380
     Other assets, net...............         (4)      (183)       183        132       (186)
     Accounts payable and accrued
       expenses......................        147        243       (319)      (108)       236
     Floor plan payable..............      2,150      3,257     (1,099)      (793)      (899)
                                       ---------  ---------  ---------  ---------  ---------
     Net cash provided by (used in)
       operating activities..........        924        117         (3)       993        602
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Redemptions of (investments in)
       certificates of deposit.......        (20)        (1)       (54)    --             50
     Purchases of property and
       equipment.....................       (169)      (552)      (133)      (175)    (1,014)
     Proceeds from sale of assets....         31         47         31         32         92
                                       ---------  ---------  ---------  ---------  ---------
     Net cash used in investing
       activities....................       (158)      (506)      (156)      (143)      (872)
                                       ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt....     --            195         54         43        511
     Repayments of long-term debt....        (51)       (52)       (63)      (173)       (83)
     Proceeds from issuance of
       stock.........................     --         --         --         --            165
     Repurchase of common stock......     --         --         --         --           (152)
                                       ---------  ---------  ---------  ---------  ---------
     Net cash provided by (used in)
       financing activities..........        (51)       143         (9)      (130)       441
                                       ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................        715       (246)      (168)       720        171
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        176        891        645        645        477
                                       ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     891  $     645  $     477  $   1,365  $     648
                                       =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period
       for --
     Interest........................  $     399  $     807  $     806  $     594  $     573
     Income taxes....................         75        135        118        113        369

   The accompanying notes are an integral part of these financial statements.

                          MCDONALD MOBILE HOMES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     The principal operations of McDonald Mobile Homes (the Company) consist of the sale and installation of manufactured homes in the states of Arkansas, Kansas, Missouri and Oklahoma. The Company began operations in January 1987. The Company has operated under the names of Affordable Mobile Homes, All American Home Center, Budget Mobile Homes, Coffeyville Mobile Homes, Granny's Mobile Homes, Granny's II, Harrison Home Center and Mobile Home Supercenter.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    INTERIM FINANCIAL INFORMATION

     The interim financial statements for the nine months ended September 30, 1996 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The Company's operations are subject to seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

     At December 31, 1996 and 1995, the Company had cash balances in excess of FDIC insured limits of $896,065 and $622,976, respectively.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific-identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Company's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales also includes revenue from the construction of site amenities. Home sales exclude any sales and use taxes collected.

     The Company receives an agent's commission on insurance policies issued by unrelated insurance companies. Insurance commissions are recognized in other revenue at the time the policies are written.

                          MCDONALD MOBILE HOMES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company also maintains used manufactured home inventory owned by third parties for which the Company records a sales commission in other revenue when sold to customers.

     Also included in other revenue is the revenue from warranty, repair and maintenance services.

  INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  MAJOR SUPPLIERS

     During 1996, the Company purchased 59 percent of its homes through retail agreements with three primary manufacturers at the prevailing prices charged by the manufacturers. Pursuant to these agreements, the Company received volume rebates on inventory purchases. The Company's sales volume could be adversely affected by the manufacturers' inability to supply the sales centers with an adequate supply of homes.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECLASSIFICATIONS

     Certain reclassifications have been made to the prior period amounts to conform to current period presentations.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED         DECEMBER 31,
                                        USEFUL LIVES   --------------------   SEPTEMBER 30,
                                         (IN YEARS)      1995       1996          1997
                                        ------------   ---------  ---------   -------------
Buildings............................       20-30      $     241  $     231      $   209
Land and leasehold improvements......       20-30            439        463        1,291
Equipment............................         5-7            344        414          417
                                                       ---------  ---------   -------------
                                                           1,024      1,108        1,917
Less-Accumulated depreciation........                       (116)      (175)        (187)
                                                       ---------  ---------   -------------
                                                       $     908  $     933      $ 1,730
                                                       =========  =========   =============

                          MCDONALD MOBILE HOMES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------   SEPTEMBER 30,
                                         1995       1996          1997
                                       ---------  ---------   -------------
Amounts due from manufacturers.......  $     725  $     608      $   397
Due from finance companies...........        160        109          663
Other................................         39         52          192
                                       ---------  ---------   -------------
                                       $     924  $     769      $ 1,252
                                       =========  =========   =============

     Inventories consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------   SEPTEMBER 30,
                                         1995       1996          1997
                                       ---------  ---------   -------------
New homes............................  $   8,111  $   6,997      $ 5,053
Pre-owned homes......................        602      1,011          771
Parts, accessories and other.........         63        160            2
                                       ---------  ---------   -------------
                                       $   8,776  $   8,168      $ 5,826
                                       =========  =========   =============

     At December 31, 1996 and 1995, substantially all new manufactured homes were pledged as collateral against floor plan notes payable. Additionally, at December 31, 1996, pre-owned manufactured homes with costs of $301,653 were pledged as collateral against floor plan notes payable (see Note 5).

     Accounts payable and accrued expenses consist of the following (in thousands):

                                           DECEMBER 31
                                       --------------------   SEPTEMBER 30,
                                         1995       1996          1997
                                       ---------  ---------   -------------
Accounts payable, trade..............        665  $     309      $   471
Customer deposits....................         92        114           51
Other accrued expenses...............        454        469          552
                                       ---------  ---------   -------------
                                       $   1,211  $     892      $ 1,074
                                       =========  =========   =============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Company has floor plan credit facilities with several lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying from 0.5 percent up to 7.5 percent (depending upon the length of time the note is outstanding) over the lenders' prime rate (8.75 percent to 15.75 percent at December 31, 1996 and 9.0 percent to 16.0 percent at September 30,
1997). The floor plan payable is collateralized by a portion of the Company's manufactured home inventory and contract proceeds receivable and are guaranteed by the majority shareholder.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Company must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In addition, certain of the Company's floor plan agreements included subjective acceleration clauses which could result in the notes being due on demand should the Company experience a material adverse change in their financial position as determined by the lender. The average balance outstanding during 1996 was $7.2 million with a weighted average interest rate paid during 1996 and 1995 of 11.0 percent and 11.9 percent, respectively.

                          MCDONALD MOBILE HOMES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

Long-term debt consisted of the following (in thousands):

                                           DECEMBER 31
                                       --------------------   SEPTEMBER 30,
                                         1995       1996          1997
                                       ---------  ---------   -------------
Installment notes collateralized by
  land and equipment with principal
  and interest due monthly at rates
  ranging from 8.5% to 10.25% as of
  December 31, 1996, maturing at
  various dates from October 1997
  through September 2003.............  $     297  $     288      $   693
Note to majority shareholder with
  interest at 11% due monthly, due
  upon 30 days written notice by the
  shareholder........................        109        109          109
                                       ---------  ---------   -------------
                                             406        397          802
Less -- Current portion..............       (165)      (198)        (251)
                                       ---------  ---------   -------------
Long-term debt.......................  $     241  $     199      $   551
                                       =========  =========   =============

     The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1996, are: 1997, $197,644; 1998, $73,908; 1999,
$54,388; 2000, $21,279; 2001, $16,715; and thereafter, $33,114.

     The Company's installment notes include a construction loan commitment with available capacity of $86,074 as of December 31, 1996.

6.  INCOME TAXES:

     The provision (benefit) for income taxes related to the statements of operations for the years ended December 31, 1994, 1995 and 1996, are summarized below (in thousands):

                                         1994       1995          1996
                                       ---------  ---------   -------------
Current..............................  $     103  $     104      $   462
Deferred.............................        199        149         (148)
                                       ---------  ---------   -------------
                                       $     302  $     253      $   314
                                       =========  =========   =============

     The provision for income taxes on pretax income varied from the amount computed by applying the U.S. federal statutory rate as a result of the following (in thousands):

                                         1994       1995          1996
                                       ---------  ---------   -------------
Federal income tax at statutory
rates................................  $     275  $     230      $   287
State income tax.....................         32         27           27
Other................................         (5)        (4)      --
                                       ---------  ---------   -------------
                                       $     302  $     253      $   314
                                       =========  =========   =============

     Deferred tax liabilities at December 31, 1995 and 1996 are comprised of the following (in thousands):

                                         1995       1996
                                       ---------  ---------
Deferred tax liabilities --
     Accrued income..................  $     270  $     226
     Inventories.....................        126     --
     Depreciation of property and
       equipment.....................         42         64
                                       ---------  ---------
          Total deferred tax
             liability...............  $     438  $     290
                                       =========  =========

                          MCDONALD MOBILE HOMES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  SHAREHOLDERS' EQUITY:

     In December 1992, the Company's sole shareholder, under an informal plan, granted options to executive officers to acquire up to 35,000 shares of common stock for $1 per share which were exercisable for a period of up to five years. In March 1996, the options were exercised in exchange for notes bearing interest at 6.5 percent with a term not exceeding two years. In May 1997, $25,000 of the related notes were paid and the remaining $10,000 was recorded as a reduction of additional paid-in capital at December 31, 1996.

     In April 1997, the Company entered into an agreement to repurchase 10,000 shares from a former executive officer of the Company for total consideration of $152,000. As part of this agreement, the Company sold certain inventory and equipment to the former executive officer at a price that equals the Company's current carrying value for the related inventory and equipment. Total revenues would have been reduced by approximately $3,695,000 and $2,802,000 and net income would have been reduced by $116,000 and $1,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, assuming the transaction had occurred January 1, 1996.

     In March 1996, the Company entered into stock purchase agreements with a group of investors who acquired 14,773 shares of common stock for $130,000 by issuing notes, bearing interest at 6.5 percent, to the Company. These notes were fully paid in April 1997. Compensation expense and a contribution of capital of $11,371 has been recognized in 1996 based on the fair value of the Company's stock at the date of the agreement related to the acquisition of common stock by an investor who is also a member of Company management.

8.  RELATED-PARTY TRANSACTION:

     At December 31, 1996, the Company had a certificate of deposit totaling $50,000 which is pledged as collateral for indebtedness incurred by an employee of the company. Subsequent to December 31, 1996, the debt was satisfied and the collateral was released.

     At December 31, 1996 and 1995, an officer of the Company provided a personal certificate of deposit of $25,000 as collateral for the Company's floor plan with a bank.

     The Company incurred rent expense of $15,000 during 1996, 1995 and 1994 related to land which is owned by the majority shareholder. The land is utilized by the Company for one of its retail centers.

9.  PROFIT-SHARING PLAN:

     Effective January 1, 1993, the Company adopted a profit-sharing plan, qualified under Section 415 of the Internal Revenue Code. Contributions to the plan are at management's discretion. Contributions are made to a "qualified" employee's account and vest evenly over a five-year period. During the years ended December 31, 1995 and 1994, the Company contributed $200,000 and $175,000, respectively. The Company did not make a contribution for the year ended December 31, 1996, or the nine months ended September 30, 1997.

10.  COMMITMENTS AND CONTINGENCIES:

  INSURANCE

     The Company carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Company has not incurred significant claims or losses on any of its insurance policies.

                          MCDONALD MOBILE HOMES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  ASSETS HELD FOR SALE

     As discussed in Note 7, the Company entered into an agreement in April 1997 to sell certain inventory and equipment to a former executive officer of the Company. Effective September 30, 1997, the former executive has contractually committed to assume ownership of those assets and their related debt obligations. The net amount of $76,000 is included in other current assets and consists of the following:

                                           (IN THOUSANDS)
Inventories.............................       $  962
Property and equipment, net.............           51
Floor plan payable......................         (862)
Accounts payable and accrued expenses...          (53)
Current and non current long term
  debt..................................          (22)
                                           --------------
                                               $   76
                                           ==============

11.  SUBSEQUENT EVENTS:

  PROPOSED ACQUISITION BY HOMEUSA (UNAUDITED)

     On November 21, 1997, HomeUSA purchased all of the issued and outstanding equity securities of the Company, through the issuance of common stock and cash pursuant to a definitive merger agreement dated September 1997.

     Concurrently with the Merger, the Company entered into agreements with the shareholders to lease land and buildings used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Patrick Home Center, Inc.:

     We have audited the accompanying balance sheets of Patrick Home Center, Inc., as of December 31, 1995 and 1996 and September 30, 1997, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1996 and September 30, 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
October 28, 1997

                           PATRICK HOME CENTER, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     386  $      47      $ 1,724
     Accounts receivable, net...........      1,054      1,116          715
     Inventories........................      5,431      6,976        4,162
     Deferred tax asset.................         34          1            4
     Other current assets...............        216        122           10
                                          ---------  ---------   -------------
          Total current assets..........      7,121      8,262        6,615
PROPERTY AND EQUIPMENT, net.............      1,874      2,484        1,864
OTHER ASSETS............................     --         --               83
                                          ---------  ---------   -------------
          Total assets..................  $   8,995  $  10,746      $ 8,562
                                          =========  =========   =============

  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses.........................  $     906  $     877      $ 1,367
     Floor plan payable.................      5,686      6,914        3,817
     Current maturities of long-term
       debt.............................        785        410          173
                                          ---------  ---------   -------------
          Total current liabilities.....      7,377      8,201        5,357
LONG-TERM DEBT, net of current
  maturities............................        175        354          254
DEFERRED TAX LIABILITY..................        150         65           68
DEFERRED GAIN ON SALE...................     --         --              119
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 20,000
       shares authorized, 20,000 issued
       and 20,000 shares outstanding in
       1995 and 1996 and 19,000 shares
       outstanding at September 30,
       1997.............................         20         20           20
     Retained earnings..................      1,273      2,106        2,983
     Treasury stock, 1,000 shares, at
       cost.............................     --         --             (239)
                                          ---------  ---------   -------------
          Total shareholders' equity....      1,293      2,126        2,764
                                          ---------  ---------   -------------
          Total liabilities and
             shareholders' equity.......  $   8,995  $  10,746      $ 8,562
                                          =========  =========   =============

   The accompanying notes are an integral part of these financial statements.

                           PATRICK HOME CENTER, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                               NINE MONTHS
                                              YEAR ENDED DECEMBER 31        ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                           (UNAUDITED)
REVENUE:
     Home sales.........................  $  20,707  $  28,184  $  28,946  $  24,015  $  23,406
     Other revenue......................        724        749        957        580        634
                                          ---------  ---------  ---------  ---------  ---------
          Total revenue.................     21,431     28,933     29,903     24,595     24,040
COST OF SALES...........................     17,554     23,664     23,858     19,704     18,747
                                          ---------  ---------  ---------  ---------  ---------
          Gross profit..................      3,877      5,269      6,045      4,891      5,293
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      3,347      4,530      4,306      3,342      3,663
                                          ---------  ---------  ---------  ---------  ---------
          Income from operations........        530        739      1,739      1,549      1,630
OTHER INCOME (EXPENSE):
     Interest expense, net..............       (336)      (518)      (622)      (555)      (350)
     Other income, net..................         40         54         58         31         52
                                          ---------  ---------  ---------  ---------  ---------
          Income before income taxes....        234        275      1,175      1,025      1,332
PROVISION FOR INCOME TAXES..............         90        106          2          5         65
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME..............................  $     144  $     169  $   1,173  $   1,020  $   1,267
                                          =========  =========  =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                           PATRICK HOME CENTER, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                  TREASURY
                                           COMMON    RETAINED       STOCK
                                           STOCK     EARNINGS      AT COST      TOTAL
                                           ------    ---------    ---------   ---------
BALANCE, December 31, 1993..............   $  20      $   960      $ --       $     980
     Dividends..........................    --          --           --          --
     Net income.........................    --            144                       144
                                           ------    ---------    ---------   ---------
BALANCE, December 31, 1994..............      20        1,104        --           1,124
     Dividends..........................    --          --           --          --
     Net income.........................    --            169        --             169
                                           ------    ---------    ---------   ---------
BALANCE, December 31, 1995..............      20        1,273        --           1,293
     Distributions......................    --           (340)       --            (340)
     Net income.........................    --          1,173        --           1,173
                                           ------    ---------    ---------   ---------
BALANCE, December 31, 1996..............      20        2,106        --           2,126
     Distributions......................    --           (390)       --            (390)
     Repurchase of common stock.........    --          --            (239)        (239)
     Net income.........................    --          1,267        --           1,267
                                           ------    ---------    ---------   ---------
BALANCE, September 30, 1997.............   $  20      $ 2,983      $  (239)   $   2,764
                                           ======    =========    =========   =========

   The accompanying notes are an integral part of these financial statements.

                           PATRICK HOME CENTER, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               NINE MONTHS
                                              YEAR ENDED DECEMBER 31        ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $     144  $     169  $   1,173  $   1,020  $   1,267
  Adjustments to reconcile net income to
     net cash provided by operating
     activities --
       Depreciation and amortization....        140        134        134         61        117
       Deferred income tax provision
          (benefit).....................         41         11        (52)       (39)         2
       Loss (gain) on sale of assets....          7         16         (1)        10        (16)
       Changes in assets and
          liabilities --
          Accounts receivable, net......        960       (407)       (62)      (457)       401
          Prepayments...................     --         --         --         --             91
          Inventories...................       (784)    (1,882)    (1,545)      (381)     2,813
          Deferred gain.................     --         --         --         --            119
          Other current assets..........       (129)         5        108       (130)       (59)
          Accounts payable and accrued
             expenses...................        (46)       293        (29)       343        485
          Floor plan payable............         83      2,155      1,228        589     (3,096)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  operating
                  activities............        416        494        954      1,016      2,124
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...       (472)      (544)      (767)      (416)      (163)
  Proceeds from sale of property and
     equipment..........................        111         80         10         10        681
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) investing
                  activities............       (361)      (464)      (757)      (406)       518
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Payments on) proceeds from long-term
     debt...............................       (101)       105       (196)      (332)      (336)
  Distribution to shareholders..........     --         --           (340)       140       (629)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities............       (101)       105       (536)      (192)      (965)
                                          ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................        (46)       135       (339)       418      1,677
CASH AND CASH EQUIVALENTS, beginning of
  period................................        297        251        386        386         47
                                          ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of
  period................................  $     251  $     386  $      47  $     804  $   1,724
                                          =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the period for --
       Interest.........................  $     344  $     501  $     619  $     447  $     371
       Taxes............................         30         21     --         --         --

   The accompanying notes are an integral part of these financial statements.

                           PATRICK HOME CENTER, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Patrick Home Center, Inc. (the Company), a Mississippi corporation, is primarily engaged in the retail sale of new and pre-owned manufactured homes. The Company operates sales centers in Mississippi and Alabama which have retail agreements with a number of home manufacturers.

     In July 1997, the Company purchased an existing sales lot located in Millington, Tennessee, for $85,000.

     The Company and its shareholders entered into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all ownership interests of the Company will be exchanged for cash and shares of HomeUSA's common stock concurrently with the consummation of an initial public offering (the IPO) of the common stock of HomeUSA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the nine months ended September 30, 1996 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Company's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment.

     The Company also maintains pre-owned manufactured home inventory owned by third parties for which the Company records a sales commission in other revenue when sold to customers. Home sales also includes revenue from the construction of site amenities. Home sales exclude any sales and use taxes collected.

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company receives an agent's commission on insurance policies issued by unrelated insurance companies. Insurance commissions are recognized in other revenue at the time the policies are written.

     The Company arranges financing for customers through various institutions for which the Company receives certain financing fees which are recognized in other revenue along with the sale of the related home.

     Other revenue also includes the revenue from repair and maintenance service.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery and site amenities.

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns. The Company will terminate its S Corporation status concurrently with the effective date of this offering. The provision for income taxes in 1996 is composed entirely of state income taxes.

     Prior to 1996, the Company was a corporation subject to federal income taxes; accordingly, prior to 1996, the Company followed the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes". Under SFAS No. 109 deferred income taxes were recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences were expected to affect taxable income. Valuation allowances were established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes was the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of short-term certificates of deposit, floor plan payables, notes receivable and long-term debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash, deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  MAJOR SUPPLIERS

     The Company purchases substantially all of its homes from two primary suppliers at the prevailing prices charged by the manufacturers. The Company's sales volume could be adversely affected by the manufacturers' inability to supply the sales centers with homes.

     The retail agreements between the sales center and the manufacturer contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on purchases. Accordingly, inventory has been recorded net of volume rebates. Retail

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity.

  SPIN-OFF OF SALES CENTER

     The Company received 1,000 shares of its common stock in exchange for net assets of the Company valued at $239,000 in connection with a spin-off of a sales center in January 1997. For purposes of cash flows, this transaction is a noncash event. In conjunction with the exchange, assets and liabilities were disposed of as follows (in thousands):

Fair value of assets....................  $     859
Liabilities.............................       (620)
                                          ---------
Value of treasury stock.................  $     239
                                          =========

  NEW ACCOUNTING PRONOUNCEMENT

     SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Company will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                            ESTIMATED         DECEMBER 31
                                           USEFUL LIVES   --------------------    SEPTEMBER 30,
                                             IN YEARS       1995       1996           1997
                                           ------------   ---------  ---------   ---------------
Land....................................                  $     337  $     482       $    16
Buildings...............................         25             464        511           516
Leasehold improvements..................         10             512        799           758
Equipment...............................        5-7             586        623           500
Furniture and fixtures..................          5             373        485           488
                                                          ---------  ---------   ---------------
     Total..............................                      2,272      2,900         2,278
Less -- Accumulated depreciation........                       (398)      (416)         (414)
                                                          ---------  ---------   ---------------
     Property and equipment, net........                  $   1,874  $   2,484       $ 1,864
                                                          =========  =========   ===============

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------    SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------   ---------------
Due from manufacturers..................  $     508  $     471       $   429
Due from finance companies..............        455        546           170
Other...................................         91         99           116
                                          ---------  ---------   ---------------
                                          $   1,054  $   1,116       $   715
                                          =========  =========   ===============

     Inventories consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------    SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------   ---------------
New homes, net of unearned volume
  rebates...............................  $   4,959  $   6,402       $ 3,571
Pre-owned homes.........................        372        426           485
Parts, accessories and other............        100        148           106
                                          ---------  ---------   ---------------
                                          $   5,431  $   6,976       $ 4,162
                                          =========  =========   ===============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------    SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------   ---------------
Accounts payable, trade.................  $     274  $     196       $   234
Accrued compensation....................         95        237           358
Customer deposits.......................        107         98           150
Other accrued expenses..................        430        346           625
                                          ---------  ---------   ---------------
                                          $     906  $     877       $ 1,367
                                          =========  =========   ===============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Company has two floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying up to 0.75 percent (depending on the time the note is outstanding) over the lender's prime rate (8.25 percent to 9.0 percent at December 31, 1996 and 8.5 percent to 9.25 percent at September 30, 1997). The floor plan payable is secured by all of the Company's manufactured home inventory, the related furniture, fixtures and accessories and accounts receivables, and is guaranteed by a shareholder of the Company.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Company must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreements. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Company's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Company experience a material adverse change in its financial position as determined by the lender. The largest balance outstanding during the nine months ended September 30, 1997 was approximately $7.3 million. The average balance outstanding during the nine months ended September 30, 1997 was approximately $5.7 million with a weighted average interest rate paid of 5.59 percent.

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

                                           DECEMBER 31
                                       --------------------   SEPTEMBER 30,
                                         1995       1996          1997
                                       ---------  ---------   -------------
                                                  (IN THOUSANDS)
Letters of credit to Deposit Guaranty
  National Bank, face amount $500,000
  at prime plus 0.5% to 0.75% (9.0%
  to 9.25% at September 30, 1997)....  $     200  $     164      $     1
Long-term debt, maturing in varying
  amounts through 2001, with interest
  ranging from 5.75% to 9.85% at
  September 30, 1997.................        760        600          426
                                       ---------  ---------   -------------
                                             960        764          427
Less -- Current portion..............       (785)      (410)        (173)
                                       ---------  ---------   -------------
                                       $     175  $     354      $   254
                                       =========  =========   =============

     The aggregate maturities of long-term debt as of September 30, 1997, are as follows (in thousands):

Year ending December 31 --
     1997...............................  $      75
     1998...............................        125
     1999...............................         81
     2000...............................        104
     2001...............................         42
                                          ---------
                                          $     427
                                          =========

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows: (in thousands)

                                                    DECEMBER 31
                                          -------------------------------   SEPTEMBER 30,
                                            1994       1995       1996          1997
                                          ---------  ---------  ---------   -------------
Federal --
     Current............................  $      43  $      84  $      --       $  --
     Deferred...........................         36          9        (57)         --
State --
     Current............................          6         12         54          69
     Deferred...........................          5          1          5          (2)
                                          ---------  ---------  ---------   -------------
          Total provision...............  $      90  $     106  $       2       $  67
                                          =========  =========  =========   =============

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes differs from an amount computed at the statutory rates as follows: (in thousands)

                                                    DECEMBER 31
                                          -------------------------------   SEPTEMBER 30,
                                            1994       1995       1996          1997
                                             ---     ---------  ---------   -------------
Federal income tax at statutory rates...  $      82  $      97  $     411      $   466
State income tax........................          8          9         59           67
Effect of S corporation income..........         --         --       (411)        (466)
Other...................................         --         --        (57)          --
                                                ---  ---------  ---------   -------------
                                          $      90  $     106  $       2      $    67
                                                ===  =========  =========   =============

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1995, 1996 and September 30, 1997, are as follows (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Deferred tax assets --
     Accrued expenses...................  $      37  $       5       $   4
     Other..............................         15          2           5
                                          ---------  ---------   -------------
          Total.........................         52          7           9
Deferred tax liabilities --
     Bases difference in property and
       equipment........................       (105)       (15)        (18)
     Other..............................        (63)       (56)        (52)
                                          ---------  ---------   -------------
          Total.........................       (168)       (71)        (70)
                                          ---------  ---------   -------------
          Net deferred income tax
             assets.....................  $    (116) $     (64)      $ (61)
                                          =========  =========   =============

7.  RELATED-PARTY TRANSACTIONS:

     The Company purchases office supplies from a related party. Total expenditures for the nine months ended September 30, 1997, were approximately $48,000.

     The Company leases three sales centers from a related party. Total lease payments for the nine months ended September 30, 1997, were approximately $13,000.

     A related party note receivable was established during 1997. As of September 30, 1997, the note receivable balance was approximately $31,000.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities and equipment under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2006. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases as of September 30, 1997 are as follows (in thousands):

Year ending December 31 --
     1997...............................  $      56
     1998...............................        207
     1999...............................        152
     2000...............................         77
                                          ---------
          Total.........................  $     492
                                          =========

                           PATRICK HOME CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $102,000, $132,000, $159,000 and $131,000 for the years ended December 31, 1994, 1995 and 1996, and the nine months ended September 30, 1997, respectively.

  RECOURSE FINANCING

     In connection with home sales, the Company guaranteed certain amounts due to lending institutions from its customers. In the event of default by the customer, the outstanding balance would be owed by the Company to the lending institution. These amounts are collateralized by the related homes. As of December 31, 1996 and September 30, 1997, amounts guaranteed by the Company were $401,000 and $218,000, respectively. A reserve of $44,000 has been included in the accompanying balance sheets as of December 31, 1996 and September 30, 1997.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Company has not incurred significant claims or losses on any of its insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company has implemented a 401(k) retirement plan with an effective date of July 1, 1996, which covers all employees meeting certain service requirements. The Company matches employee contributions not to exceed 25 percent of the employee's contribution up to 6 percent of the employee's base salary. The Company recorded contribution expense of $18,239 and $22,058 for the year ended December 31, 1996, and for the nine months ended September 30, 1997, respectively.

9.  SUBSEQUENT EVENTS (UNAUDITED):

     On November 21, 1997, HomeUSA purchased all of the issued and outstanding equity securities of the Company, through the issuance of common stock and cash pursuant to a definitive merger agreement dated September 1997. Property and equipment of approximately $43,243, which are included in the balance sheet at September 30, 1997, were distributed to the shareholder.

     Concurrently with the Merger, the Company entered into an agreement with the shareholder to lease land, equipment and buildings used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Mobile World Group:

     We have audited the accompanying combined balance sheets of Mobile World Group (the Group), as defined in Note 1 to the financial statements, as of December 31, 1995 and 1996 and September 30, 1997, and the related combined statements of operations, shareholder's equity and cash flows for the years ended December 31, 1995 and 1996 and for the nine month period ended September 30, 1997. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1995 and 1996 and September 30, 1997 and the results of their combined operations and their combined cash flows for the years ended December 31, 1995 and 1996 and for the nine month period ended September 30, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
October 19, 1997

                               MOBILE WORLD GROUP
                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                 ASSETS
CURRENT ASSETS:
     Cash...............................  $     562  $     750      $   273
     Accounts receivable, net...........        322        428          352
     Related-party receivable...........          5         32          208
     Inventories........................      2,122      3,934        3,849
     Other current assets...............        146        212           46
                                          ---------  ---------   -------------
          Total current assets..........      3,157      5,356        4,728
PROPERTY AND EQUIPMENT, net.............        503        663          379
OTHER ASSETS............................          4          4            1
                                          ---------  ---------   -------------
          Total assets..................  $   3,664  $   6,023      $ 5,108
                                          =========  =========   =============

  LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses.........................  $     991  $   1,200      $   652
     Related-party payable..............     --             50           15
     Floor plan payable.................      2,257      4,238        3,890
     Current maturities of long-term
       debt.............................         38         42       --
                                          ---------  ---------   -------------
          Total current liabilities.....      3,286      5,530        4,557
LONG-TERM DEBT, net of current
  maturities............................         94         61       --
DEFERRED TAX LIABILITY..................         65         72           79
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Common stock, no par value, 1,000,
       2,000 and 2,000 shares
       authorized, issued and
       outstanding......................          1          2            2
     Retained earnings..................        218        358          470
                                          ---------  ---------   -------------
          Total shareholder's equity....        219        360          472
                                          ---------  ---------   -------------
          Total liabilities and
             shareholder's equity.......  $   3,664  $   6,023      $ 5,108
                                          =========  =========   =============

    The accompanying notes are an integral part of these combined financial statements.

                               MOBILE WORLD GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                               YEAR ENDED              NINE MONTHS
                                              DECEMBER 31          ENDED SEPTEMBER 30
                                          --------------------   -----------------------
                                            1995       1996         1996         1997
                                          ---------  ---------   -----------   ---------
                                                                 (UNAUDITED)
REVENUE:
  Home sales............................  $  11,838  $  15,836     $12,315     $  12,438
  Other revenue.........................          5        112          57           120
                                          ---------  ---------   -----------   ---------
     Total revenue......................     11,843     15,948      12,372        12,558
COST OF SALES...........................      9,349     12,360       9,660        10,189
                                          ---------  ---------   -----------   ---------
     Gross profit.......................      2,494      3,588       2,712         2,369
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      1,917      2,925       2,103         1,911
                                          ---------  ---------   -----------   ---------
     Income from operations.............        577        663         609           458
OTHER INCOME (EXPENSE):
  Interest expense, net.................       (318)      (427)       (313)         (362)
  Other income (expense), net...........         18         (8)          2            86
                                          ---------  ---------   -----------   ---------
     Income before income taxes.........        277        228         298           182
PROVISION FOR INCOME TAXES..............        107         88         115            70
                                          ---------  ---------   -----------   ---------
NET INCOME..............................  $     170  $     140     $   183     $     112
                                          =========  =========   ===========   =========

    The accompanying notes are an integral part of these combined financial statements.

                               MOBILE WORLD GROUP
                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                           COMMON    RETAINED
                                           STOCK     EARNINGS    TOTAL
                                           ------    --------    -----
BALANCE, December 31, 1994..............    $  1      $   48     $  49
     Net income.........................    --           170       170
                                           ------    --------    -----
BALANCE, December 31, 1995..............       1         218       219
     Net income.........................       1         140       141
                                           ------    --------    -----
BALANCE, December 31, 1996..............       2         358       360
     Net income.........................    --           112       112
                                           ------    --------    -----
BALANCE, September 30, 1997.............    $  2      $  470     $ 472
                                           ======    ========    =====

    The accompanying notes are an integral part of these combined financial statements.

                               MOBILE WORLD GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                               YEAR ENDED              NINE MONTHS
                                              DECEMBER 31          ENDED SEPTEMBER 30
                                          --------------------   -----------------------
                                            1995       1996         1996         1997
                                          ---------  ---------   -----------   ---------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $     170  $     140     $   183     $     112
  Adjustments to reconcile net income to
     net cash provided by (used in)
     operating activities --
       Depreciation and amortization....         45         82          60            59
       Deferred income tax provision
          (benefit).....................       (106)       (56)        (42)          166
       (Gain) loss on sale of assets....        (21)    --          --                 1
       Changes in assets and
          liabilities --
          Accounts receivable, net......       (172)      (106)       (164)           76
          Related-party receivable......         (5)       (27)        (33)         (176)
          Inventories...................       (796)    (1,812)     (1,207)           85
          Other current assets..........         (8)        (3)        (34)            6
          Other noncurrent assets.......         (2)    --          --                 2
          Accounts payable and accrued
             expenses...................        529        209          60          (548)
          Related-party payable.........     --             50          50           (35)
          Floor plan payable............        839      1,981       1,369          (348)
                                          ---------  ---------   -----------   ---------
               Net cash provided by
                  (used in) operating
                  activities............        473        458         242          (600)
                                          ---------  ---------   -----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...       (296)      (242)       (238)          (23)
  Proceeds from sale of equipment.......         40     --          --               249
                                          ---------  ---------   -----------   ---------
               Net cash provided by
                  (used in) investing
                  activities............       (256)      (242)       (238)          226
                                          ---------  ---------   -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (payments of) long-term
     debt...............................         37        (29)        (19)         (103)
  Issuance of stock.....................     --              1           1        --
                                          ---------  ---------   -----------   ---------
               Net cash provided by
                  (used in) financing
                  activities............         37        (28)        (18)         (103)
                                          ---------  ---------   -----------   ---------
NET INCREASE (DECREASE) IN CASH.........        254        188         (14)         (477)
CASH, beginning of period...............        308        562         562           750
                                          ---------  ---------   -----------   ---------
CASH, end of period.....................  $     562  $     750     $   548     $     273
                                          =========  =========   ===========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
       Interest.........................  $     311  $     419     $    97     $     112
       Taxes............................         27        100          60            49

    The accompanying notes are an integral part of these combined financial statements.

                               MOBILE WORLD GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Mobile World Group (the Group) includes the financial statements of Mobile World, Inc. and Showcase of Homes, Inc. (both Texas corporations) under common management and ownership. The Group is primarily engaged in the retail sale of new and pre-owned manufactured homes. The Group operated sales centers in Texas which have retail agreements with a number of home manufacturers.

     The Group's owners entered into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all of the ownership interests of the Group will be exchanged for cash and shares of HomeUSA's common stock concurrently with the consummation of an initial public offering (the IPO) of the common stock of HomeUSA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of the Group for all periods which the companies were under common control. All significant intercompany transactions and balances have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements for the nine months ended September 30, 1996 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim combined financial statements have been included. The Group's operations are subject to different seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire year.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Group's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales exclude any sales and use taxes collected.

     The Group receives an agent's commission on insurance policies issued by unrelated insurance companies. Insurance commissions are recognized in other revenues at the time the policies are written.

                               MOBILE WORLD GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The Group arranges financing for customers through various institutions for which the Group receives certain financing fees which are recognized in other revenues along with the sale of the related home.

     Other revenues also includes repair and maintenance services.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery.

  INCOME TAXES

     The Group accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

  SHAREHOLDER'S EQUITY

     Shareholder's equity of the group includes the following shares of common stock which were authorized, issued and outstanding at December 31, 1996 and September 30, 1997: 1,000 shares of common stock at no par value for Mobile World, Inc., and 1,000 shares of Common Stock at no par value for Showcase of Homes, Inc.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Group's financial instruments consist primarily of floor plan payables and accounts receivables. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

  MAJOR SUPPLIERS

     The Group purchases substantially all of its homes from two primary suppliers at the prevailing prices charged by the manufacturers. The Group's sales volume could be adversely affected by the manufacturers' inability to supply the sales center with an adequate supply of homes.

     The retail agreements between the sales center and the manufacturer contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates. Retail agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

                               MOBILE WORLD GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity in the statements of cash flows.

  NEW ACCOUNTING PRONOUNCEMENT

     SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Group will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                            ESTIMATED         DECEMBER 31
                                           USEFUL LIVES   --------------------   SEPTEMBER 30,
                                             IN YEARS       1995       1996          1997
                                           ------------   ---------  ---------   -------------
Buildings...............................         25       $      90  $     131      $   136
Leasehold improvements..................         10              96        164          164
Equipment...............................        5-7             329        402           19
Furniture and fixtures..................          5              68        128          144
                                                          ---------  ---------   -------------
     Total..............................                        583        825          463
Less -- Accumulated depreciation........                        (80)      (162)         (84)
                                                          ---------  ---------   -------------
     Property and equipment, net........                  $     503  $     663      $   379
                                                          =========  =========   =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Due from manufacturers..................  $     106  $     188      $   118
Due from finance companies..............        205        191          148
Other...................................         11         49           86
                                          ---------  ---------   -------------
                                          $     322  $     428      $   352
                                          =========  =========   =============

                               MOBILE WORLD GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Inventories consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
New homes, net of unearned volume
  rebates...............................  $   2,089  $   3,880      $ 3,638
Pre-owned homes.........................         31         48          201
Parts, accessories and other............          2          6            9
                                          ---------  ---------   -------------
                                          $   2,122  $   3,934      $ 3,848
                                          =========  =========   =============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Accounts payable, trade.................  $     107  $     114       $ 382
Other accrued expenses..................        671        729          96
Income tax payable......................        213        357         173
                                          ---------  ---------   -------------
                                          $     991  $   1,200       $ 651
                                          =========  =========   =============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Group has six floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying up to 4.0 percent (depending on the time the note is outstanding) over the lender's prime rate (8.25 percent to 12.25 percent at December 31, 1996, and 8.5 percent to 12.5 percent at September 30, 1997). The floor plan payable is secured by all of the Group's manufactured home inventory, the related furniture, fixtures and accessories and accounts receivable, and is guaranteed by the shareholder of the Group.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Group must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Group's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Group experience a material adverse change in its financial position as determined by the lender. The maximum aggregate amount that can be borrowed under the floor plan lines of credit is approximately $6.7 million, and the largest balance during the year ended December 31, 1996 was approximately $4.3 million. The average balance outstanding during 1996 was approximately $3.6 million with a weighted average interest rate paid of 9.8 percent.

  LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Notes payable, maturing in varying
  amounts through December 2000, with
  interest ranging from 5.5% to 10.25%
  at December 31, 1996..................  $     132  $     103       $  --
     Less -- Current portion............        (38)       (42)         --
                                          ---------  ---------   -------------
                                          $      94  $      61       $  --
                                          =========  =========   =============

                               MOBILE WORLD GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows (in thousands):

                                              DECEMBER 31,
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Federal:
     Current............................  $     188  $     127      $   (84)
     Deferred...........................        (93)       (49)         146
                                          ---------  ---------   -------------
                                                 95         78           62
                                          ---------  ---------   -------------
State:
     Current............................         25         17          (12)
     Deferred...........................        (13)        (7)          20
                                          ---------  ---------   -------------
                                                 12         10            8
                                          ---------  ---------   -------------
          Total provision...............  $     107  $      88      $    70
                                          =========  =========   =============

     The provision for income taxes differs from an amount computed at the statutory rates as follows (in thousands):

                                              DECEMBER 31,
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Federal income tax at statutory rates...  $      97  $      80      $    64
State income taxes......................          8          7            5
Nondeductible expenses..................          2          1            1
                                          ---------  ---------   -------------
                                          $     107  $      88      $    70
                                          =========  =========   =============

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1995 and 1996 and September 30, 1997 are as follows:

                                              DECEMBER 31,
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
Deferred tax assets --
     Accrued expenses...................  $     144  $     344      $   386
     Accrued income.....................         79        159          235
                                          ---------  ---------   -------------
          Total deferred tax assets.....        223        503          621
                                          ---------  ---------   -------------
Deferred tax liabilities --
     Bases difference in property and
       equipment........................        (17)       (36)         (44)
     Accrued expenses...................        (58)      (261)        (544)
     Other..............................        (76)       (78)         (71)
                                          ---------  ---------   -------------
          Total deferred tax
             liabilities................       (151)      (375)        (659)
                                          ---------  ---------   -------------
          Net deferred tax assets.......  $      72  $     128      $   (38)
                                          =========  =========   =============

                               MOBILE WORLD GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  RELATED-PARTY TRANSACTIONS:

     The Group leases facilities from related parties of the Group under operating leases. Rental expense on related-party leases totaled approximately $24,000, $96,000 and $86,000 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.

     The Group has a note payable to the shareholder. The note is due on demand and bears interest at 7.0 percent. The balance at December 31, 1996, was $50,000. The balance was paid in full during 1997.

     The Group leases certain office space from an employee. The note balance related to the office space is included in the floor plan payable balance of the Group at December 31, 1996. The employee repays the Group for the monthly interest and principal payments on the office space. At September 30, 1997, the related note receivable balance is approximately $20,000 and is included in accounts receivable.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities and equipment under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2006. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases as of September 30, 1997 are as follows (in thousands):

Year ending December 31 --
     1997...............................  $       8
     1998...............................          8
     1999...............................          1
                                                ---
          Total.........................  $      17
                                                ===

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $81,000, $154,000 and $122,000 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.

  LITIGATION

     The Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

  INSURANCE

     The Group carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Group has not incurred significant claims or losses on any of its insurance policies.

9.  SUBSEQUENT EVENTS (UNAUDITED):

     On November 21, 1997, HomeUSA purchased all of the issued and outstanding equity securities of the Group, through the issuance of common stock and cash pursuant to a definitive merger agreement dated September 1997.

     Concurrently with the Merger, the Group entered into agreements with the shareholder to lease land, equipment and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To First American Homes Group:

     We have audited the accompanying combined balance sheet of First American Homes Group (collectively, the Group), as defined in Note 1 to the financial statements, as of December 31, 1996, and the related statements of operations, shareholders' deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 1996, and the results of their combined operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
August 6, 1997

                           FIRST AMERICAN HOMES GROUP
                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996              1997
                                        -------------    --------------
                                                          (UNAUDITED)
               ASSETS
CURRENT ASSETS:
  Cash...............................      $    30           $  251
  Accounts receivable, net...........          402              418
  Inventories........................        3,910            3,197
  Other current assets...............            1                4
                                        -------------    --------------
          Total current assets.......        4,343            3,870
PROPERTY AND EQUIPMENT, net..........          302              280
OTHER ASSETS.........................           32               10
                                        -------------    --------------
          Total assets...............      $ 4,677           $4,160
                                        =============    ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
              (DEFICIT)
CURRENT LIABILITIES:
  Accounts payable and accrued
  expenses...........................      $   585           $  635
  Related-party payable..............          538              578
  Floor plan payable.................        3,153            2,544
  Current maturities of long-term
  debt...............................           75              210
  Deferred tax liability.............           62               89
                                        -------------    --------------
          Total current
        liabilities..................        4,413            4,056
LONG-TERM DEBT, net of current
maturities...........................          297               55
DEFERRED TAX LIABILITY...............           18               28
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, $20, $1 and no par
     value; 1,000, 2,400 and 100
     shares authorized, issued and
     outstanding.....................           30               30
  Additional paid-in capital.........           10               10
  Retained deficit...................          (91)             (19)
                                        -------------    --------------
          Total shareholders' equity
        (deficit)....................          (51)              21
                                        -------------    --------------
          Total liabilities and
              shareholders' equity
              (deficit)..............      $ 4,677           $4,160
                                        =============    ==============

    The accompanying notes are an integral part of these combined financial statements.

                           FIRST AMERICAN HOMES GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                        NINE MONTHS ENDED
                                         YEAR ENDED        SEPTEMBER 30
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUE:
     Home sales......................     $ 12,419     $   9,969  $  10,061
     Other revenue...................           19            15         45
                                        ------------   ---------  ---------
          Total revenue..............       12,438         9,984     10,106
COST OF SALES........................        9,994         8,139      8,368
                                        ------------   ---------  ---------
          Gross profit...............        2,444         1,845      1,738
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        2,198         1,629      1,416
                                        ------------   ---------  ---------
          Income from operations.....          246           216        322
OTHER INCOME (EXPENSE):
     Interest expense................         (374)         (276)      (268)
     Other income, net...............           79            67         85
                                        ------------   ---------  ---------
          Income (loss) before income
             taxes...................          (49)            7        139
INCOME TAX PROVISION (BENEFIT).......            2            (3)        67
                                        ------------   ---------  ---------
NET INCOME (LOSS)....................     $    (51)    $      10  $      72
                                        ============   =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                           FIRST AMERICAN HOMES GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                               ADDITIONAL
                                     COMMON     PAID-IN      RETAINED
                                     STOCK      CAPITAL      DEFICIT     TOTAL
                                     ------    ----------    --------    -----
BALANCE, December 31, 1995........    $ 30        $ 10        $  (40)    $  --
     Net loss.....................    --         --              (51)      (51)
                                     ------        ---       --------    -----
BALANCE, December 31, 1996........      30          10           (91)      (51)
     Net income (unaudited).......    --         --               72        72
                                     ------        ---       --------    -----
BALANCE, September 30, 1997
  (unaudited).....................    $ 30        $ 10        $  (19)    $  21
                                     ======        ===       ========    =====

    The accompanying notes are an integral part of these combined financial statements.

                           FIRST AMERICAN HOMES GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        NINE MONTHS ENDED
                                         YEAR ENDED        SEPTEMBER 30
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............     $    (51)    $      10  $      72
     Adjustments to reconcile net
       income (loss) to net cash
       provided by (used in)
       operating activities --
          Depreciation and
            amortization.............           31            24         27
          Loss on sale of assets.....           15        --              4
          Deferred income tax
            provision................           33            (2)        38
          Changes in assets and
            liabilities --
               Accounts receivable...         (152)         (168)       (15)
               Inventories...........       (1,174)       (1,594)       712
               Other assets..........           31            17         19
               Accounts payable and
                  accrued expenses...          (55)          (39)        50
               Related-party
                  payable............           86           209         40
               Floor plan payable....        1,158         1,678       (610)
                                        ------------   ---------  ---------
                     Net cash
                       provided by
                       (used in)
                       operating
                       activities....          (78)          135        337
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of equipment..........         (136)         (141)       (29)
     Sales of equipment..............           59             9         20
                                        ------------   ---------  ---------
                     Net cash used in
                       investing
                       activities....          (77)         (132)        (9)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt....       --                40     --
     Payments on long-term debt......          (13)          (53)      (107)
                                        ------------   ---------  ---------
                     Net cash used in
                       financing
                       activities....          (13)          (13)      (107)
                                        ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH......         (168)          (10)       221
CASH, beginning of period............          198           198         30
                                        ------------   ---------  ---------
CASH, end of period..................     $     30     $     188  $     251
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid during the period
       for --
          Interest...................     $    374     $     276  $     268

    The accompanying notes are an integral part of these combined financial statements.

                           FIRST AMERICAN HOMES GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     First American Homes Group includes the financial statements of the following group of companies under common control and ownership (collectively, the Group): First American Homes, Inc. (an Alabama corporation), and its wholly owned subsidiary, Hall's Mobile Homes, Inc. (a Florida corporation); D&S, Inc. (an Alabama corporation) and Son Development Corporation (an Alabama corporation). The Group is primarily engaged in the retail sale of new and pre-owned manufactured homes. The Group operates sales centers in Alabama and Florida which have retail agreements with a number of manufacturers.

     The Group's owners intend to enter into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all outstanding shares of the Group's common stock will be exchanged for cash and shares of HomeUSA's common stock concurrent with the consummation of the initial public offering (the IPO) of the common stock of HomeUSA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods which the companies were under common control. All significant intercompany transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim combined financial statements have been included. The Group's operations are subject to different seasonal valuations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Group's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales also includes revenue from the construction of site amenities. Home sales exclude any sales and use taxes collected.

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Group arranges financing for customers through various institutions for which the Group receives certain financing fees which are recognized in other revenues along with the sale of the related home.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery and site amenities.

  INCOME TAXES

     First American Homes, Inc., and its wholly owned subsidiary, Hall's Mobile Homes, Inc., account for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision (benefit) for income taxes is the tax payable (receivable) for the year and the change during the year in deferred tax assets and liabilities.

     D&S, Inc. and Son Development Corporation have elected S Corporation status as defined by the Internal Revenue Code, whereby D&S, Inc. and Son Development Corporation are not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the companies' taxable earnings or losses in their personal tax returns. D&S, Inc. and Son Development Corporation will terminate their S Corporation status concurrently with the effective date of this offering.

  SHAREHOLDERS' EQUITY

     Shareholders' equity of the Group includes the following shares of common stock which were authorized, issued and outstanding at December 31, 1996 and September 30, 1997 (unaudited): 1,000 shares of common stock at $20 par value for First American Homes, Inc., 2,400 shares of common stock at $1 par value for D&S, Inc., and 100 shares of common stock at no par value for Son Development Corporation.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Group's financial instruments consist primarily of accounts receivable, floor plan payables and long-term debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

  MAJOR SUPPLIERS

     The Group purchases substantially all of its homes from three primary suppliers at the prevailing prices charged by the manufacturers. The Group's sales volume could be adversely affected by these manufacturers' inability to supply the sales centers with an adequate supply of homes.

     The Group has retail agreements with manufacturers which contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines, and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates.

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Retail agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity in the statements of cash flows.

  NEW ACCOUNTING PRONOUNCEMENTS

     SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Group will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                    ESTIMATED
                                   USEFUL LIVES    DECEMBER 31,    SEPTEMBER 30,
                                     IN YEARS          1996            1997
                                   ------------    ------------    -------------
                                                                    (UNAUDITED)
Buildings.........................      25            $  111          $   105
Leasehold improvements............      10               145              166
Equipment.........................     5-7               100               71
Furniture and fixtures............      5                 46               45
                                                   ------------    -------------
          Total...................                       402              387
Less -- Accumulated depreciation..                      (100)            (107)
                                                   ------------    -------------
          Property and equipment,
             net..................                    $  302          $   280
                                                   ============    =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Accounts receivable, trade...........      $  201           $ 147
Due from manufacturers...............         113             189
Due from finance companies...........          32              38
Other................................          56              44
                                        ------------    -------------
                                           $  402           $ 418
                                        ============    =============

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Inventories consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
New homes, net of unearned volume
  rebates............................      $3,003          $ 2,303
Pre-owned homes......................         383              398
Parts, accessories and other.........         524              496
                                        ------------    -------------
                                           $3,910          $ 3,197
                                        ============    =============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Accounts payable, trade..............      $  319           $ 359
Customer deposits....................          28              41
Other accrued expenses...............         238             135
Contingent liability.................      --                 100
                                        ------------    -------------
                                           $  585           $ 635
                                        ============    =============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Group has five primary floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying from 0.50 percent up to 4.45 percent (depending on the time the note is outstanding) over the lender's prime rate (8.75 percent to 12.75 percent at December 31, 1996, and 9.0 percent to 12.95 percent at September 30, 1997 (unaudited)). The floor plan payable is secured by all of the Group's manufactured home inventory and the related furniture, fixtures and accessories, and is guaranteed by the majority shareholder of the Group.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Group must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Group's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Group experience a material adverse change in its financial position as determined by the lender. The maximum aggregate amount that can be borrowed under the floor plan lines of credit is approximately $4.3 million, and the largest balance during the year ended December 31, 1996, was $3.9 million. The average balance outstanding during 1996 was approximately $3.0 million with a weighted average interest rate paid of 12.02 percent.

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  LONG-TERM DEBT

     Long-term debt consists of the following:

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)

                                               (IN THOUSANDS)
Note payable to Bank of the South in
  monthly installments of $661
  including interest at 8.0%, final
  payment of $661 due March 1999,
  secured............................      $   16          $    11
Note payable to Peoples Community
  Bank in monthly installments of
  $557 including interest at 10.0%,
  final payment of $557 due April
  1998, secured......................           8                4
Note payable to Peoples Community
  Bank in monthly installments of
  $1,463 including interest at 9.25%,
  final payment of $1,463 due March
  2001, secured......................          62               52
Note payable to Southland Bank in
  monthly installments of $985
  including interest at 8.25%, final
  payment of $985 due August 2000,
  unsecured..........................          37               31
Note payable to Southland Bank
  accruing interest at prime plus
  0.50%, principal and accrued
  interest due March 1997, secured...          30           --
Note payable to Southland Bank in
  monthly installments of $979
  including interest at prime plus
  2.0%, final payment of $979 due May
  1998, secured                                15           --
Note payable to Southland Bank in
  quarterly interest installments at
  prime plus 1.0%, final payment of
  $204,000 due January 1998,
  secured............................         204              167
                                        ------------    -------------
                                              372              265
Less -- Current maturities...........         (75)            (210)
                                        ------------    -------------
                                           $  297          $    55
                                        ============    =============

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

Year ending December 31 --
     1997...............................  $      75
     1998...............................        242
     1999...............................         27
     2000...............................         24
     2001...............................          4
                                          ---------
                                          $     372
                                          =========

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision for income taxes are as follows at December 31, 1996 (in thousands):

     Federal --
          Current....................  $     (27)
          Deferred...................         29
                                       ---------
                                               2
                                       ---------
     State --
          Current....................         (4)
          Deferred...................          4
                                       ---------
                                              --
                                       ---------
               Total provision.......  $       2
                                       =========

     The provision for income taxes at December 31, 1996, differs from an amount computed at the statutory rates as follows (in thousands):

Federal income tax at statutory
rates................................  $     (17)
State income taxes...................         --
Effect of S corporation losses.......         19
                                       ---------
                                       $       2
                                       =========

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1996, are as follows (in thousands):

Deferred tax assets --
     Accrued expenses................  $      64
                                       ---------
          Total deferred tax
             assets..................         64
                                       ---------
Deferred tax liabilities --
     Bases difference in property and
      equipment......................        (34)
     Other...........................       (110)
                                       ---------
          Total deferred tax
             liabilities.............       (144)
                                       ---------
          Net deferred tax
             liabilities.............  $     (80)
                                       =========

7.  RELATED-PARTY TRANSACTIONS:

     The Group leases various facilities, equipment and land under operating leases from a company owned by a majority shareholder. Rental expense on these leases totaled approximately $91,000 for the year ended December 31, 1996. The Group also pays a management fee to this related party which totaled approximately $260,000 for the year ended December 31, 1996.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities and equipment under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2000. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

                           FIRST AMERICAN HOMES GROUP
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997............................  $     173
     1998............................        169
     1999............................        117
     2000............................         38
                                       ---------
          Total......................  $     497
                                       =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $156,000 for the year ended December 31, 1996.

  LITIGATION

     The Group is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

  INSURANCE

     The Group carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Group has not incurred significant claims or losses on any of its insurance policies.

9.  SUBSEQUENT EVENTS (UNAUDITED):

     On November 21, 1997, HomeUSA purchased all of the issued and outstanding equity securities of the Group, through the issuance of common stock and cash pursuant to a definitive merger agreement dated September 1997.

     A portion of Son Development Corporation (Son), representing a manufactured housing development and the related operating assets and liabilities, was not acquired in the Merger. Approximately $237,000 of inventory and $435,000 of property and equipment, which are included in the combined balance sheet at September 30, 1997, were distributed to the shareholders of the Group. In addition, shareholders of the Group have assumed liabilities of approximately $757,000, which are included in the combined balance sheet at September 30, 1997.

     Concurrently with the Merger, the Group entered into agreements with the shareholders to lease land and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cooper's Mobile Homes Group:

     We have audited the accompanying combined balance sheets of Cooper's Mobile Homes Group, (the Group) as defined in Note 1 to the financial statements, as of December 31, 1995 and 1996, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1995 and 1996, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
September 5, 1997

                          COOPER'S MOBILE HOMES GROUP
                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              DECEMBER 31
                                          --------------------    SEPTEMBER 30,
                                            1995       1996           1997
                                          ---------  ---------    -------------
                                                                   (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash...............................  $     478  $     425       $   477
     Accounts receivable, net...........        342        375           938
     Related-party receivable...........        409        665           679
     Inventories........................      3,097      3,782         4,644
     Deferred tax asset.................         78     --                83
     Other current assets...............     --             26            15
                                          ---------  ---------    -------------
          Total current assets..........      4,404      5,273         6,836
PROPERTY AND EQUIPMENT, net.............        315        756         1,147
RELATED-PARTY RECEIVABLE, noncurrent....         95         65        --
OTHER ASSETS, net.......................         36        135           206
                                          ---------  ---------    -------------
          Total assets..................  $   4,850  $   6,229       $ 8,189
                                          =========  =========    =============
  LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses.........................  $     444  $     633       $   971
     Floor plan payable.................      3,506      4,024         5,416
     Current maturities of long-term
       debt.............................         64        224           365
     Deferred tax liability.............     --             43        --
                                          ---------  ---------    -------------
          Total current liabilities.....      4,014      4,924         6,752
LONG-TERM DEBT, net of current
  maturities............................         19        220           147
DEFERRED TAX LIABILITY..................        317        308           287
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 12,500,
       17,500 and 217,500 shares
       authorized, issued and
       outstanding at December 31, 1995
       and 1996 and September 30, 1997,
       respectively.....................         12         18           218
     Retained earnings..................        488        759           785
                                          ---------  ---------    -------------
          Total shareholders' equity....        500        777         1,003
                                          ---------  ---------    -------------
          Total liabilities and
             shareholders' equity.......  $   4,850  $   6,229       $ 8,189
                                          =========  =========    =============

    The accompanying notes are an integral part of these combined financial statements.

                          COOPER'S MOBILE HOMES GROUP
                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                    YEAR ENDED                 NINE MONTHS
                                                    DECEMBER 31             ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
REVENUES:
  Home sales............................  $   8,435  $   8,123  $   8,823  $   6,101  $   9,964
  Other revenue.........................        635        903        878        592        491
                                          ---------  ---------  ---------  ---------  ---------
     Total revenue......................      9,070      9,026      9,701      6,693     10,455
COST OF SALES...........................      6,651      6,824      6,829      4,505      7,782
                                          ---------  ---------  ---------  ---------  ---------
     Gross profit.......................      2,419      2,202      2,872      2,188      2,673
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................      1,874      1,728      2,013      1,598      2,165
                                          ---------  ---------  ---------  ---------  ---------
     Income from operations.............        545        474        859        590        508
OTHER INCOME (EXPENSE):
  Interest expense, net.................       (275)      (436)      (326)      (243)      (494)
  Other income (loss), net..............          8        (63)        15        (11)        33
                                          ---------  ---------  ---------  ---------  ---------
     Income (loss) before income
       taxes............................        278        (25)       548        336         47
INCOME TAX PROVISION (BENEFIT)..........         97         (8)       277        170         21
                                          ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS).......................  $     181  $     (17) $     271  $     166  $      26
                                          =========  =========  =========  =========  =========

    The accompanying notes are an integral part of these combined financial statements.

                          COOPER'S MOBILE HOMES GROUP
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                           COMMON     RETAINED
                                           STOCK      EARNINGS     TOTAL
                                           ------     --------   ---------
BALANCE, December 31, 1993..............   $  12       $  324    $     336
     Net income.........................    --            181          181
                                           ------     --------   ---------
BALANCE, December 31, 1994..............      12          505          517
     Net loss...........................    --            (17)         (17)
                                           ------     --------   ---------
BALANCE, December 31, 1995..............      12          488          500
     Issuance of common stock...........       6        --               6
     Net income.........................    --            271          271
                                           ------     --------   ---------
BALANCE, December 31, 1996..............      18          759          777
     Issuance of common stock
       (unaudited)......................     200        --             200
     Net income (unaudited).............    --             26           26
                                           ------     --------   ---------
BALANCE, September 30, 1997
  (unaudited)...........................   $ 218       $  785    $   1,003
                                           ======     ========   =========

    The accompanying notes are an integral part of these combined financial statements.

                          COOPER'S MOBILE HOMES GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED                 NINE MONTHS
                                                    DECEMBER 31             ENDED SEPTEMBER 30
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................  $     181  $     (17) $     271  $     166  $      26
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities --
       Depreciation and amortization....        139         73        106         85         86
       Deferred income tax provision
          (benefit).....................     --            238        112        169       (147)
       Changes in assets and
          liabilities --
          Accounts receivable...........        248        (86)       (33)      (450)      (563)
          Related-party receivable......          7       (382)      (256)        19        (14)
          Inventories...................       (533)      (458)      (685)        39       (862)
          Other current assets..........        (20)         5        (26)    --             11
          Related-party receivable,
             noncurrent.................          1         24         30       (136)         9
          Other noncurrent assets,
             net........................     --         --            (99)       (10)        85
          Accounts payable and accrued
             expenses...................       (281)      (100)       189        195        338
          Floor plan payable............        435      1,005        518        (12)     1,392
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  operating
                  activities............        177        302        127         65        361
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...        (79)      (154)      (547)      (413)      (377)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash used in
                  investing
                  activities............        (79)      (154)      (547)      (413)      (377)
                                          ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (payments on) short-term
     debt...............................         17        (16)       160        180        141
  Proceeds from issuance of common
     stock..............................     --         --              6     --         --
  Proceeds from (payments on) long-term
     debt...............................        (11)       (64)       201        181        (73)
                                          ---------  ---------  ---------  ---------  ---------
               Net cash provided by
                  (used in) financing
                  activities                      6        (80)       367        361         68
                                          ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH.........        104         68        (53)        13         52
CASH, beginning of period...............        306        410        478        478        425
                                          ---------  ---------  ---------  ---------  ---------
CASH, end of period.....................  $     410  $     478  $     425  $     491  $     477
                                          =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the period for --
     Interest...........................  $     275  $     395  $     365  $     284  $     485
     Taxes..............................        182     --             69     --            126

    The accompanying notes are an integral part of these combined financial statements.

                          COOPER'S MOBILE HOMES GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Cooper's Mobile Homes Group (the Group) includes the financial statements of the following companies under common control and ownership: PacWest MGMT., Inc., Home USA, Inc. dba Contemporary Family Homes Center, and Cooper Mobile Homes, Inc., and its subsidiaries: Cooper Homes, Inc., Concept Home, Inc., and Contemporary Home Center, Inc., (all Washington corporations). The Group is primarily engaged in the retail sale of new and pre-owned manufactured homes as well as a provider of construction services for site amenities and capital improvements. The Group operates sales centers in Washington which have an exclusive retail agreement with a single home manufacturer.

     Home USA, Inc., dba Contemporary Family Homes Center (Contemporary), was formed in June 1997 by the shareholders of the Group. On June 30, 1997, the shareholders of the Group acquired the inventory, buildings and certain other assets and assumed liabilities and related rights of Contemporary Family Homes, Inc., located in Washington, which they contributed to the Group in exchange for 200,000 shares of $1 par value common stock of Contemporary. The accompanying combined balance sheets include allocations of the purchase price which resulted in goodwill of $102,000 which is being amortized over 40 years.

     The Group's owners intend to enter into a definitive agreement with HomeUSA, Inc. (a Delaware Corporation) (HomeUSA), pursuant to which all of the ownership interests of the group will be exchanged for cash and shares of HomeUSA's common stock concurrently with the consummation of an initial public offering (the IPO) of the common stock of HomeUSA. HomeUSA is unrelated to Contemporary.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and the results of operations of the Group for all periods which the companies were under common control. All significant intercompany transactions have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the combined interim financial statements have been included. The Group's operations are subject to different seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH

     Included in the cash balance at December 31, 1995 and 1996, is $301,588 and $200,000, respectively, in cash held as collateral against the Group's floor plan payable.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Group's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales also includes revenue from the construction of site amenities. Home sales exclude any sales and use taxes collected.

     The Group recognizes construction revenue based on project completion as all projects are completed within 90 days.

     The Group arranges financing for customers through various institutions for which the Group receives certain financing fees which are recognized in other revenues along with the sale of the related home.

     Also included in other revenue is the revenue from repair and maintenance services and construction services provided to related parties.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery, site amenities and other construction services.

  INCOME TAXES

     The Group accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount to be realized. The provision (benefit) for income taxes is the tax payable (receivable) for the year and the change during the year in deferred tax assets and liabilities.

  SHAREHOLDERS' EQUITY

     Shareholders' equity of the Group includes the following shares of common stock which were issued and outstanding at December 31, 1996 and September 30, 1997 (unaudited): 5,000 shares of common stock at $1 par value for PacWest MGMT., Inc., no shares and 200,000 shares, respectively of common stock at $1 par value for Contemporary and 12,500 shares of common stock at $1 par value of Cooper Mobile Homes, Inc.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Group's financial instruments consist primarily of accounts receivable, floor plan payable and short-term and long-term debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Group to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Group maintains cash balances at financial

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

institutions which may at times be in excess of federally insured levels. The Group has not incurred significant losses related to these balances to date.

  MAJOR SUPPLIER

     The Group purchases all of its homes through a retailing agreement with a primary supplier, at the prevailing prices charged by the manufacturer. Pursuant to the agreement, the Group received volume rebates on inventory purchases. The Group's sales volume could be adversely affected by the manufacturer's inability to supply the sales centers with an adequate supply of homes.

     The retail agreement between the sales centers and the manufacturer contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. The agreement also provides for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates. The retail agreement may be terminated by the sales centers with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity.

  NEW ACCOUNTING PRONOUNCEMENT

     SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Group will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                            ESTIMATED         DECEMBER 31
                                           USEFUL LIVES   --------------------   SEPTEMBER 30,
                                             IN YEARS       1995       1996          1997
                                           ------------   ---------  ---------   -------------
                                                                                  (UNAUDITED)
Buildings...............................        25        $     101  $     101      $   305
Leasehold improvements..................        10                1        426          499
Equipment...............................       5-7              466        509          517
Furniture and fixtures..................        5                58        137          317
                                                          ---------  ---------   -------------
          Total.........................                        626      1,173        1,638
Less -- Accumulated depreciation........                       (311)      (417)        (491)
                                                          ---------  ---------   -------------
          Property and equipment, net...                  $     315  $     756      $ 1,147
                                                          =========  =========   =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                                                                  (UNAUDITED)
Due from manufacturers..................  $     217  $     303      $   232
Due from finance companies..............        114         12          347
Other...................................         21         70          369
Less -- Allowance for doubtful
  accounts..............................        (10)       (10)         (10)
                                          ---------  ---------   -------------
                                          $     342  $     375      $   938
                                          =========  =========   =============

     Inventories consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                                                                  (UNAUDITED)
New homes, net of unearned volume
  rebates...............................  $   3,027  $   3,611      $ 4,373
Pre-owned homes.........................         14         14           93
Parts, accessories and other............         56        157          178
                                          ---------  ---------   -------------
                                          $   3,097  $   3,782      $ 4,644
                                          =========  =========   =============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                                                                  (UNAUDITED)
Accounts payable, trade.................  $     251  $     165      $   163
Customer deposits.......................         20        140          224
Other accrued expenses..................        173        328          584
                                          ---------  ---------   -------------
                                          $     444  $     633      $   971
                                          =========  =========   =============

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

FLOOR PLAN PAYABLE

     The Group has two floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at annual rates of 9.0 percent to 10.25 percent or rates varying from 1.0 percent up to 3.0 percent (depending on the length of time the note is outstanding) over the lender's prime rate (9.25 percent to 11.25 percent at December 31, 1996, and 9.5 percent to 11.5 percent at September 30, 1997 (unaudited)). The floor plan payable is secured by all of the Group's manufactured home inventory, related furniture, fixtures and accessories and accounts receivable, and is guaranteed by the shareholders of the Group.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Group must make periodic loan payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Group's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Group experience a material adverse change in its financial position as determined by the lender. The maximum aggregate amount that can be borrowed under the lines of credit is $7.5 million, and the largest balance outstanding during the year ended December 31, 1996 was approximately $5.0 million. The average balance outstanding during 1996 was approximately $4.6 million with a weighted average interest rate paid of 9.60 percent.

LONG-TERM DEBT

     Long-term debt consists of the following:

                                              DECEMBER 31
                                          --------------------   SEPTEMBER 30,
                                            1995       1996          1997
                                          ---------  ---------   -------------
                                                                  (UNAUDITED)

                                                     (IN THOUSANDS)
Note payable to shareholders, quarterly
  payments of $25,000, due October 1999,
  interest to be paid by the Group's
  primary home supplier.................  $      --  $     300      $   250
Notes payable, maturing in varying
  amounts through November 2001, with
  interest ranging from 8.50% to 8.90%,
  guaranteed by shareholders............         83        144          172
Other borrowings maturing in April 1999,
  bearing interest at 7.60%.............     --         --               90
                                          ---------  ---------   -------------
                                                 83        444          512
Less -- Current portion.................        (64)      (224)        (365)
                                          ---------  ---------   -------------
                                          $      19  $     220      $   147
                                          =========  =========   =============

     The aggregate maturities of long-term debt as of December 31, 1996, are as follows (in thousands):

          Year ending December 31 --
               1997.....................  $     224
               1998.....................        105
               1999.....................        105
               2000.....................          5
               2001.....................          5
                                          ---------
                                          $     444
                                          =========

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6.  INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows (in thousands):

                                                    DECEMBER 31
                                          -------------------------------
                                            1994       1995       1996
                                          ---------  ---------  ---------
Federal --
     Current............................  $     101  $      61  $     165
     Deferred...........................         (4)       (69)       112
                                          ---------  ---------  ---------
                                          $      97  $      (8) $     277
                                          =========  =========  =========

     The provision (benefit) for income taxes differs from an amount computed at the statutory rates as follows (in thousands):

                                                    DECEMBER 31
                                          -------------------------------
                                            1994       1995       1996
                                          ---------  ---------  ---------
Federal income tax at statutory rates...  $      97  $      (9) $     192
Nondeductible expenses..................     --              1         13
Valuation allowance.....................     --         --             72
                                          ---------  ---------  ---------
                                          $      97  $      (8) $     277
                                          =========  =========  =========

     The significant items giving rise to the deferred tax assets and liabilities as of December 31, 1995 and 1996, are as follows (in thousands):

                                            1995       1996
                                          ---------  ---------
Deferred tax assets --
     Accrued expenses...................  $      94  $      95
     NOL carryforward...................     --             72
                                          ---------  ---------
          Total.........................         94        167
                                          ---------  ---------
Deferred tax liabilities --
     Other..............................       (333)      (446)
                                          ---------  ---------
          Total.........................       (333)      (446)
                                          ---------  ---------
Less -- Valuation allowance on NOL
  carryforward..........................     --            (72)
                                          ---------  ---------
          Net deferred income tax
              liability.................  $    (239) $    (351)
                                          =========  =========

7.  RELATED-PARTY TRANSACTIONS:

     The Group provides administrative, managerial and construction services to companies which are under common control and ownership of the Group. The Group provided approximately $186,000, $631,000 and $452,000 of such services during the years ended December 31, 1994, 1995 and 1996, respectively, and the services are included in other revenues. At December 31, 1995 and 1996, the Group had approximately $106,000 and $263,000, respectively, in related-party receivables for such services. Additionally, included in inventory at December 31, 1996, are investments of $367,483 in manufactured homes and capital improvements on several housing developments owned by the shareholders of the Company.

     The Group leases facilities from an entity which is owned by the shareholders of the Group under operating leases. The rent paid under these leases was approximately $17,000, $52,000 and $128,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     A related party is the Group's designated shipper of inventory purchased from its manufacturer. This related party also acts as an agent of the Group and performs delivery and set-up on behalf of the Group. Expenses incurred by the Group for such delivery and set-up services were approximately $19,000 and

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

$5,000 for the years ended December 31, 1994 and 1995, respectively. There were no such expenses in 1996.

     During 1994 through 1997, the majority shareholder, or related entities, borrowed a total of $465,000 from the Group. The aggregate outstanding balance of these loans held by the Group was $280,000, $445,000 and $380,000 (unaudited) at December 31, 1995 and 1996 and September 30, 1997, respectively. The loans earn interest at the rate of 7% per annum, and interest income was approximately none, $10,000 and $23,000 for the years ended December 31, 1994, 1995 and 1996, respectively. All of the loans are unsecured and are expected to be repaid upon the closing of the Offering.

8.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Group leases various facilities and equipment under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2005. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997...............................  $     207
     1998...............................        201
     1999...............................        189
     2000...............................        149
     2001...............................        140
     Thereafter.........................        482
                                          ---------
          Total.........................  $   1,368
                                          =========

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $79,000, $102,000, and $193,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

  RECOURSE FINANCING

     In connection with home sales, the Company guaranteed certain amounts due to lending institutions from its customers. In the event of default by the customer, the outstanding balance would be owed by the Company to the lending institution. These amounts are collateralized by the related homes. As of December 31, 1996 and September 30, 1997, amounts guaranteed by the Company were $268,000 and $358,000 (unaudited), respectively.

  LITIGATION

     The Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

  INSURANCE

     The Group carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Group has not incurred significant claims or losses on any of its insurance policies.

                          COOPER'S MOBILE HOMES GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9.  SUBSEQUENT EVENTS (UNAUDITED):

     On November 21, 1997, HomeUSA purchased all of the issued and outstanding equity securities of the Group, through the issuance of common stock and cash pursuant to a definitive merger agreement dated September 1997. Property and equipment of approximately $26,000 which are included in the combined balance sheet at September 30, 1997, were distributed to the shareholders of the Group. In addition, the shareholders of the Group have assumed liabilities of approximately $22,000 which are included in the combined balance sheet as of September 30, 1997.

     Concurrently with the Merger, the Group entered into agreements with the shareholders to lease land, equipment and buildings used in the Group's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Home Folks Housing Center, Inc.:

     We have audited the accompanying balance sheet of Home Folks Housing Center, Inc., as of December 31, 1996, and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
August 6, 1997

                        HOME FOLKS HOUSING CENTER, INC.
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1996             1997
                                           ------------    --------------
                                                            (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash...............................      $  149           $  386
     Accounts receivable, net...........         133              429
     Inventories........................       1,304            1,159
     Other current assets...............          18           --
                                           ------------    --------------
          Total current assets..........       1,604            1,974
PROPERTY AND EQUIPMENT, net.............         299              283
                                           ------------    --------------
          Total assets..................      $1,903           $2,257
                                           ============    ==============
  LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
      expenses..........................      $  359           $  352
     Floor plan payable.................         954              899
                                           ------------    --------------
          Total current liabilities.....       1,313            1,251
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Common stock, no par value, 1,000
      shares authorized, 1,000 shares
      issued and 500 shares
      outstanding.......................          32               32
     Additional paid-in capital.........           3                3
     Retained earnings..................         572              988
     Treasury stock, 500 shares, at
      cost..............................         (17)             (17)
                                           ------------    --------------
          Total shareholder's equity....         590            1,006
                                           ------------    --------------
          Total liabilities and
              shareholder's equity......      $1,903           $2,257
                                           ============    ==============

   The accompanying notes are an integral part of these financial statements.

                        HOME FOLKS HOUSING CENTER, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                           NINE MONTHS
                                                        ENDED SEPTEMBER 30
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUES:
  Home sales.........................      $7,985      $   5,862  $   7,205
  Other revenue......................          42             13         79
                                        ------------   ---------  ---------
     Total revenue...................       8,027          5,875      7,284
COST OF SALES........................       6,121          4,507      5,584
                                        ------------   ---------  ---------
     Gross profit....................       1,906          1,368      1,700
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,541            934      1,032
                                        ------------   ---------  ---------
     Income from operations..........         365            434        668
OTHER INCOME (EXPENSE):
     Interest expense, net...........        (126)          (104)       (75)
     Other income, net...............          14              5         23
                                        ------------   ---------  ---------
NET INCOME...........................      $  253      $     335  $     616
                                        ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                        HOME FOLKS HOUSING CENTER, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                   ADDITIONAL                  TREASURY
                                        COMMON      PAID-IN       RETAINED      STOCK
                                        STOCK       CAPITAL       EARNINGS     AT COST      TOTAL
                                        ------     ----------     --------     --------   ---------
BALANCE, December 31, 1995...........    $ 32         $  3         $  319       $  (17)   $     337
     Net income......................    --          --               253        --             253
                                        ------         ---        --------     --------   ---------
BALANCE, December 31, 1996...........      32            3            572          (17)         590
     Dividend paid...................    --          --              (200)       --            (200)
     Net income (unaudited)..........    --          --               616        --             616
                                        ------         ---        --------     --------   ---------
BALANCE, September 30, 1997
(unaudited)..........................    $ 32         $  3         $  988       $  (17)   $   1,006
                                        ======         ===        ========     ========   =========

   The accompanying notes are an integral part of these financial statements.

                        HOME FOLKS HOUSING CENTER, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        NINE MONTHS ENDED
                                         YEAR ENDED        SEPTEMBER 30
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income......................      $  253      $     335  $     616
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
          Depreciation and
             amortization............          67             27         40
          Changes in assets and
             liabilities --
               Accounts receivable...          25              5       (296)
               Inventories...........        (254)          (221)       145
               Other current
                  assets.............           8             (1)        18
               Accounts payable and
                  accrued expenses...        (114)          (178)        (7)
               Floor plan payable....         637            716        (55)
                                        ------------   ---------  ---------
                  Net cash provided
                     by operating
                     activities......         622            683        461
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment.....................        (109)           (81)       (24)
                                        ------------   ---------  ---------
                  Net cash used in
                     investing
                     activities......        (109)           (81)       (24)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments of debt................        (640)          (640)    --
     Dividend paid...................      --             --           (200)
                                        ------------   ---------  ---------
                  Net cash used in
                     financing
                     activities......        (640)          (640)      (200)
                                        ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH......        (127)           (38)       237
CASH, beginning of period............         276            276        149
                                        ------------   ---------  ---------
CASH, end of period..................      $  149      $     238  $     386
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
          Cash paid for interest.....      $  131      $     113  $      82

   The accompanying notes are an integral part of these financial statements.

                        HOME FOLKS HOUSING CENTER, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Home Folks Housing Center, Inc. (the Company) and its sole shareholder intend to enter into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of HomeUSA's common stock concurrently with the consummation of an initial public offering (the IPO) of the common stock of HomeUSA.

     The Company is a Kentucky corporation that is primarily engaged in the retail sale of new and pre-owned manufactured homes. The Company operates a sales center in Kentucky which has an exclusive retail agreement with a home manufacturer.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The Company's operations are subject to seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Company's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales exclude any sales and use taxes collected.

     The Company arranges financing for customers through various institutions for which the Company receives certain financing fees which are recognized in other revenues along with the sale of the related home.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery.

                        HOME FOLKS HOUSING CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholder reports his share of the Company's taxable earnings or losses in his personal tax return. The Company will terminate its S Corporation status concurrently with the effective date of this offering.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of accounts receivable and floor plan payables. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  MAJOR SUPPLIER

     The Company purchases all of its homes through an exclusive retail agreement with a primary supplier, at the prevailing prices charged by the manufacturer. The Company's sales volume could be adversely affected by the manufacturer's inability to supply the sales center with an adequate supply of homes.

     The retail agreement between the sales centers and the manufacturer contains certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates. Retail agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity.

  NEW ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Company will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

                        HOME FOLKS HOUSING CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following (in thousands):

                                         ESTIMATED
                                        USEFUL LIVES    DECEMBER 31,    SEPTEMBER 30,
                                          IN YEARS          1996            1997
                                        ------------    ------------    -------------
                                                                         (UNAUDITED)
Buildings............................         25           $  111          $   111
Leasehold improvements...............         10               25               31
Equipment............................        5-7              421              444
Furniture and fixtures...............          5               40               40
                                                        ------------    -------------
       Total.........................                         597              626
Less -- Accumulated depreciation.....                        (298)            (343)
                                                        ------------    -------------
       Property and equipment, net...                      $  299          $   283
                                                        ============    =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Due from manufacturers...............      $   54           $ 139
Due from finance companies...........          79             290
                                        ------------    -------------
                                           $  133           $ 429
                                        ============    =============

     Inventories consist of the following (in thousands):

                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996             1997
                                        ------------     -------------
                                                          (UNAUDITED)
New homes, net of unearned volume
  rebates............................      $1,030           $   873
Pre-owned homes......................         202               224
Parts, accessories and other.........          72                62
                                        ------------     -------------
                                           $1,304           $ 1,159
                                        ============     =============

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,     SEPTEMBER 30,
                                            1996             1997
                                        ------------     -------------
                                                          (UNAUDITED)
Accounts payable, trade..............      $  241            $ 125
Customer deposits....................          26               60
Other accrued expenses...............          92              167
                                        ------------     -------------
                                           $  359            $ 352
                                        ============     =============

5.  FLOOR PLAN PAYABLE AND LONG-TERM DEBT:

  FLOOR PLAN PAYABLE

     The Company has a floor plan credit facility with a lending institution to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying from 1.25 percent up to 3.0 percent (depending on the time the note is outstanding) over the

                        HOME FOLKS HOUSING CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

lender's prime rate (9.5 percent to 11.25 percent at December 31, 1996, and 9.75 percent to 11.5 percent at September 30, 1997 (unaudited)). The floor plan payable is secured by all of the Company's manufactured home inventory, the related furniture, fixtures and accessories and accounts receivable, and is guaranteed by the shareholder of the Company.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Company must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreement. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Company's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Company experience a material adverse change in its financial position as determined by the lender. The maximum amount that can be borrowed under the floor plan line of credit is $1.5 million, and the largest balance outstanding during the year ended December 31, 1996 was approximately $1.4 million. The average balance outstanding during 1996 was $1.2 million with a weighted average interest rate paid of 11.24 percent.

     The Company has an agreement with the sole shareholder whereby the sole shareholder has financed a portion of its manufactured home inventory until such inventory is sold and contract proceeds are received. Interest on amounts borrowed is paid monthly at rates varying from 12 percent to 12.5 percent. As of December 31, 1996, there were no balances due to the shareholder.

  LONG-TERM DEBT

     Beginning January 7, 1997, the Company entered into a revolving line of credit agreement with a financial institution. The Company may borrow up to $100,000 under this facility, with the outstanding principal amount due on January 7, 1998. Interest is payable quarterly at the prime rate. At September 30, 1997, the Company had available borrowing capacity of $100,000 under the line of credit.

6.  RELATED-PARTY TRANSACTIONS:

     The Company leased land from related parties of the Company under operating leases. Rental expense on related-party leases totaled $55,000 for the year ended December 31, 1996.

7.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases various facilities and equipment under operating lease agreements, including leases with related parties. These leases are noncancelable and expire on various dates through 2006. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997............................  $      80
     1998............................         80
     1999............................         80
     2000............................         78
     2001............................         78
     Thereafter......................        377
                                       ---------
          Total......................  $     773
                                       =========

                        HOME FOLKS HOUSING CENTER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Total rent expense under all operating leases, including operating leases with related parties, was approximately $70,000 for the year ended December 31, 1996.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Company has not incurred significant claims or losses on any of its insurance policies.

  EMPLOYEE 401(K) RETIREMENT PLAN

     The Company has implemented a 401(k) retirement plan with an effective date of January 1, 1995, which covers all employees meeting certain service requirements. The Company matches employee contributions up to 4 percent of the employee's base salary. The Company recorded contribution expense of $27,167 as of December 31, 1996.

8.  SUBSEQUENT EVENTS (UNAUDITED):

     On November 21, 1997, HomeUSA purchased all of the issued and outstanding equity securities of the Company, through the issuance of common stock and cash pursuant to a definitive merger agreement dated September 1997.

     Concurrently with the Merger, the Company entered into agreements with the shareholder to lease land, equipment and buildings used in the Company's operations for negotiated amounts and terms.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To WillMax Homes of Colorado LLC:

     We have audited the accompanying balance sheet of WillMax Homes of Colorado LLC (the Company) as of December 31, 1996, and the related statements of operations, members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996, and the results of its operations and its cash flows for the period ended December 31, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
August 6, 1997

                         WILLMAX HOMES OF COLORADO LLC
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                        DECEMBER 31,      SEPTEMBER 30,
                                            1996               1997
                                        -------------     --------------
                                                           (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash............................      $    70            $  162
     Accounts receivable, net........          153               297
     Inventories.....................        1,057               780
     Other current assets............           13                16
                                        -------------     --------------
          Total current assets.......        1,293             1,255
PROPERTY AND EQUIPMENT, net..........           57                54
OTHER ASSETS.........................           20                 1
                                        -------------     --------------
          Total assets...............      $ 1,370            $1,310
                                        =============     ==============
   LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
     expenses........................      $   178            $  326
     Floor plan payable..............        1,111               799
     Short-term debt.................           19                70
                                        -------------     --------------
          Total current
          liabilities................        1,308             1,195
LONG-TERM RELATED PARTY PAYABLE......           35                37
COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY......................           27                78
                                        -------------     --------------
          Total liabilities and
          members' equity............      $ 1,370            $1,310
                                        =============     ==============

   The accompanying notes are an integral part of these financial statements.

                         WILLMAX HOMES OF COLORADO LLC
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                           NINE MONTHS
                                         YEAR ENDED    ENDED SEPTEMBER 30,
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
REVENUE:
     Home sales......................      $3,512      $   2,495  $   2,484
     Other revenue...................          48             48        139
                                        ------------   ---------  ---------
          Total revenue..............       3,560          2,543      2,623
COST OF SALES........................       2,955          2,063      1,991
                                        ------------   ---------  ---------
          Gross profit...............         605            480        632
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................         511            365        516
                                        ------------   ---------  ---------
          Income from operations.....          94            115        116
OTHER INCOME (EXPENSE):
     Interest expense, net...........         (94)           (77)       (65)
     Other income (expense), net.....          (6)             2     --
                                        ------------   ---------  ---------
NET INCOME (LOSS)....................      $   (6)     $      40  $      51
                                        ============   =========  =========

   The accompanying notes are an integral part of these financial statements.

                         WILLMAX HOMES OF COLORADO LLC
                         STATEMENTS OF MEMBERS' EQUITY
                                 (IN THOUSANDS)

BALANCE, December 31, 1995...........  $      (7)
     Distributions...................        (10)
     Net loss........................         (6)
     Contribution....................         50
                                       ---------
BALANCE, December 31, 1996...........         27
     Net income (unaudited)..........         51
                                       ---------
BALANCE, September 30, 1997
  (unaudited)........................  $      78
                                       =========

   The accompanying notes are an integral part of these financial statements.

                         WILLMAX HOMES OF COLORADO LLC
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                        NINE MONTHS ENDED
                                                           SEPTEMBER 30
                                        DECEMBER 31,   --------------------
                                            1996         1996       1997
                                        ------------   ---------  ---------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............      $   (6)     $      40  $      51
     Adjustments to reconcile net
       income (loss) to net cash
       provided by operating
       activities --
          Depreciation and
             amortization............          12              8          9
          Issuance of capital as
             compensation............          50         --         --
          Changes in assets and
             liabilities --
               Accounts receivable,
                  net................          (5)           (62)      (144)
               Inventories...........         (45)            84        277
               Other assets..........         (28)           (44)        16
               Accounts payable and
                  accrued expenses...          61            149        148
               Floor plan payable....           3           (136)      (312)
                                        ------------   ---------  ---------
                     Net cash
                       provided by
                       operating
                       activities....          42             39         45
                                        ------------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment.....................         (11)            (9)        (5)
                                        ------------   ---------  ---------
                     Net cash used in
                       investing
                       activities....         (11)            (9)        (5)
                                        ------------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on short-term debt.....         (22)           (17)        52
     Distribution to members.........         (10)        --         --
                                        ------------   ---------  ---------
                     Net cash used in
                       financing
                       activities....         (32)           (17)        52
                                        ------------   ---------  ---------
NET INCREASE (DECREASE) IN CASH......          (1)            13         92
CASH, beginning of period............          71             71         70
                                        ------------   ---------  ---------
CASH, end of period..................      $   70      $      84  $     162
                                        ============   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........      $   94      $     100  $      79

   The accompanying notes are an integral part of these financial statements.

                         WILLMAX HOMES OF COLORADO LLC
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     WillMax Homes of Colorado LLC (the Company) is a Colorado limited liability corporation, and is primarily engaged in the retail sale of new and pre-owned manufactured homes. The Company operates a sales center in Colorado which has a retail agreement with a home manufacturer.

     The Company and its members intend to enter into a definitive agreement with HomeUSA, Inc. (HomeUSA), pursuant to which all member interests in the Company will be exchanged for cash and shares of HomeUSA's common stock concurrent with the consummation of the initial public offering (the IPO) of the common stock of HomeUSA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of September 30, 1997, and for the nine months ended September 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The Company's operations are subject to different seasonal variations in sales. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories are valued at the lower of cost or market using the specific identification method for new and pre-owned homes.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

     Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

  REVENUE RECOGNITION

     Home sales consist of new and pre-owned manufactured homes as well as retailer installed options and set-up and delivery. Retail home sales are recognized upon passage of title and, in the case of credit sales (which represent the majority of the Company's retail sales), upon execution of the loan agreement and other required documentation and receipt of a designated minimum down payment. Home sales also includes revenue from the construction of site amenities. Home sales exclude any sales and use taxes collected.

     The Company also maintains pre-owned manufactured home inventory owned by third parties for which the Company receives a sales commission when sold to customers. Consignment sales commissions are recognized in other revenue when the related home is sold.

     The Company receives an agent's commission on insurance policies issued by unrelated insurance companies. Insurance commissions are recognized in other revenue at the time the policies are written.

                         WILLMAX HOMES OF COLORADO LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company arranges financing for customers through various institutions for which the Company receives certain financing fees which are recognized in other revenue along with the sale of the related home.

     Also included in other revenues is the revenue from repair and maintenance services.

  COST OF SALES

     Cost of sales includes the cost of manufactured homes, less any manufacturer rebates realized, as well as the cost of retailer installed options, set-up and delivery and site amenities.

  INCOME TAXES

     The Company, as a limited liability company, is taxed under sections of the federal and state income tax laws which provide that, in lieu of corporate income taxes, the members separately account for the Company's items of income, deductions, losses and credits on their individual income tax returns based on their respective ownership interests. As such, the financial statements do not include a provision for income taxes.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of accounts receivable, floor plan payables and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate market rates.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

  MAJOR SUPPLIERS

     The Company purchases all of its homes from a primary supplier at the prevailing prices charged by the manufacturer. The Company's sales volume could be adversely affected by the manufacturer's inability to supply the sales center with an adequate supply of homes.

     The retail agreement between the sales center and the manufacturer contain certain provisions, including the minimum amount of homes to be purchased and displayed, guidelines for the display of model homes, installation and delivery guidelines and terms of reimbursement for warranty work performed by the retailer pursuant to the manufacturer's warranty. These agreements also provide for volume rebate incentive programs based on inventory purchases. Accordingly, inventory has been recorded net of volume rebates. Retail agreements may be terminated by the sales center with notice and by the manufacturer for good cause, as defined in the agreement.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         WILLMAX HOMES OF COLORADO LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the net change in floor plan financing of inventory is reflected as an operating activity. At December 31, 1996, cash includes $38,000 in amounts restricted that is held with a financing institution in relation to customer deposits.

  NEW ACCOUNTING PRONOUNCEMENT

     Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996 and establishes, among other things, new criteria related to accounting for transfers of financial assets in exchange for cash or other consideration. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In addition, SFAS No. 125 is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The Company will adopt this statement when required and has not determined the impact that the adoption of SFAS No. 125 will have on its financial statements.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following (in thousands):

                                     ESTIMATED
                                    USEFUL LIVES    DECEMBER 31,  SEPTEMBER 30,
                                      IN YEARS          1996          1997
                                    ------------    ------------  -------------
                                                                   (UNAUDITED)
Furniture and fixtures............         5           $   46         $  47
Leasehold improvements............        10               30            34
                                                    ------------  -------------
          Total...................                         76            81
Less -- Accumulated depreciation..                        (19)          (27)
                                                    ------------  -------------
          Property and equipment,
          net.....................                     $   57         $  54
                                                    ============  =============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Due from manufacturers...............      $   47           $  58
Due from finance companies...........          55             101
Other................................          51             138
                                        ------------    -------------
                                           $  153           $ 297
                                        ============    =============

     Inventories consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
New homes, net of unearned volume
rebates..............................      $1,043           $ 764
Pre-owned homes......................          14              16
                                        ------------    -------------
                                           $1,057           $ 780
                                        ============    =============

                         WILLMAX HOMES OF COLORADO LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following (in thousands):

                                        DECEMBER 31,    SEPTEMBER 30,
                                            1996            1997
                                        ------------    -------------
                                                         (UNAUDITED)
Accounts payable, trade..............      $   46           $  44
Accrued compensation.................          24          --
Customer deposits....................          55             120
Other accrued expenses...............          53             162
                                        ------------    -------------
                                           $  178           $ 326
                                        ============    =============

5.  FLOOR PLAN PAYABLE AND DEBT:

  FLOOR PLAN PAYABLE

     The Company has three floor plan credit facilities with lending institutions to finance a major portion of its manufactured home inventory until such inventory is sold. Interest on amounts borrowed is paid monthly at rates varying up to 2.0 percent (depending on the time the note is outstanding) over the lender's prime rate (8.25 percent to 10.25 percent at December 31, 1996 and 8.5 percent to 10.5 percent at September 30, 1997 (unaudited)). The floor plan payable is secured by all of the Company's manufactured home inventory, the related furniture, fixtures and accessories and accounts receivable, and is guaranteed by a stockholder.

     Floor plan payables are due upon the receipt of sale proceeds from the related inventory; however, the Company must make periodic payments when the related home remains in inventory beyond the length of time specified in the floor plan agreements. In the event the home remains in inventory 12 months after the date of purchase, the balance of the obligation related to that home will become due. In addition, certain of the Company's floor plan agreements include subjective acceleration clauses which could result in the lines of credit being due on demand should the Company experience a material adverse change in its financial position as determined by the lender. The maximum amount that can be borrowed under the floor plan lines of credit is $2.4 million and the largest balance outstanding during the year ended December 31, 1996, was approximately $1.3 million. The average balance outstanding during 1996 was approximately $1.1 million with a weighted average interest rate paid of 8.4 percent.

  SHORT-TERM DEBT

     The Company has short-term debt of $75,000 due to members which matures December 1997 through February 1998. These notes bear interest at 8 percent.

  LONG-TERM DEBT

     The Company has long-term debt of $25,000 which is due to a related party in November 1998. This note bears interest of 12 percent per year and interest only payments are due monthly until maturity.

     The Company also has a $10,000 note due to the general manager upon termination of his employment which bears interest at 12 percent per year.

6.  RELATED-PARTY TRANSACTIONS:

     The members of the corporation are partners in two land lease communities in which the Company sells homes.

                         WILLMAX HOMES OF COLORADO LLC
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS AND CONTINGENCIES:

  OPERATING LEASES

     The Company leases its facilities under an operating lease agreement. The lease agreement is noncancelable and expires in October 1998. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

     Future minimum lease payments for operating leases are as follows (in thousands):

Year ending December 31 --
     1997............................  $      32
     1998............................         26
                                             ---
          Total......................  $      58
                                             ===

     Total rent expense under all operating leases was approximately $30,000 for the year ended December 31, 1996.

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a standard range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and excess liability coverage. The Company has not incurred significant claims or losses on any of its insurance policies.

8.  SUBSEQUENT EVENTS (UNAUDITED):

     On November 21, 1997, HomeUSA purchased all of the issued and outstanding equity securities of the Company, through the issuance of common stock and cash pursuant to a definitive merger agreement dated September 1997.